                                                            EXHIBIT 4.3.



       _________________________________________________________________


                                 ANACOMP, INC.

                                      AND

                  STATE STREET BANK AND TRUST COMPANY, TRUSTEE

                     Form of Amended and Restated Indenture

                           Dated as of March 13, 1995

                       $224,900,000 Fully Accreted Value
                  ($215,904,000 Aggregate Principal Amount) of

                     15% Senior Subordinated Notes Due 2000


       _________________________________________________________________

                             CROSS-REFERENCE TABLE

                                                                                  Indenture
TIA Section                                                                       Section
-----------                                                                       -------
Section    310(a)(1)  . . . . . . . . . . . . . . . . . . . . . . . . . . .       7.10
              (a)(2)  . . . . . . . . . . . . . . . . . . . . . . . . . . .       7.10
              (a)(3)  . . . . . . . . . . . . . . . . . . . . . . . . . . .       N.A.
              (a)(4)  . . . . . . . . . . . . . . . . . . . . . . . . . . .       N.A.
              (b) . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       7.08; 7.10; 11.02
              (c) . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       N.A.
Section    311(a)   . . . . . . . . . . . . . . . . . . . . . . . . . . . .       7.11
              (b) . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       7.11
              (c) . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       N.A.
Section    312(a)   . . . . . . . . . . . . . . . . . . . . . . . . . . . .       2.05
              (b) . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       11.03
              (c) . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       11.03
Section    313(a)   . . . . . . . . . . . . . . . . . . . . . . . . . . . .       7.06
              (b)(1)  . . . . . . . . . . . . . . . . . . . . . . . . . . .       N.A.
              (b)(2)  . . . . . . . . . . . . . . . . . . . . . . . . . . .       7.06
              (c) . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       7.06; 11.02
              (d) . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       7.06
Section    314(a)   . . . . . . . . . . . . . . . . . . . . . . . . . . . .       4.05; 4.06; 11.02
              (b)(1)  . . . . . . . . . . . . . . . . . . . . . . . . . . .       N.A.
              (b)(2)  . . . . . . . . . . . . . . . . . . . . . . . . . . .       N.A.
              (c)(1)  . . . . . . . . . . . . . . . . . . . . . . . . . . .       11.04
              (c)(2)  . . . . . . . . . . . . . . . . . . . . . . . . . . .       11.04
              (c)(3)  . . . . . . . . . . . . . . . . . . . . . . . . . . .       N.A.
              (d) . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       N.A.
              (e) . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       11.05
Section    315(a)   . . . . . . . . . . . . . . . . . . . . . . . . . . . .       7.01(b)
              (b) . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       7.05; 11.02
              (c) . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       7.01(a)
              (d) . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       7.01(c)
              (e) . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       6.11
Section    316(a) (last sentence)   . . . . . . . . . . . . . . . . . . . .       2.09
              (a)(1)(A) . . . . . . . . . . . . . . . . . . . . . . . . . .       6.05
              (a)(1)(B) . . . . . . . . . . . . . . . . . . . . . . . . . .       6.04
              (a)(2)  . . . . . . . . . . . . . . . . . . . . . . . . . . .       N.A.
              (b) . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       6.07
Section    317(a)(1)  . . . . . . . . . . . . . . . . . . . . . . . . . . .       6.08
              (a)(2)  . . . . . . . . . . . . . . . . . . . . . . . . . . .       6.09


              (b) . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       2.04
Section    318(a)   . . . . . . . . . . . . . . . . . . . . . . . . . . . .      11.01


--------------------------
N.A. means Not Applicable.

NOTE: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture.

                                                    TABLE OF CONTENTS

                                                                                                                     Page
                                                                                                                     ----

                                                        ARTICLE 1

                                        DEFINITIONS AND INCORPORATION BY REFERENCE
SECTION 1.01.           Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                     2
SECTION 1.02.           Other Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    20
SECTION 1.03.           Incorporation by Reference of Trust Indenture Act . . . . . . . . . . . . .                    21
SECTION 1.04.           Rules of Construction . . . . . . . . . . . . . . . . . . . . . . . . . . .                    22

                                                        ARTICLE 2

                                                      THE SECURITIES

SECTION 2.01.           Form and Dating . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    23
SECTION 2.02.           Execution and Authentication; Aggregate Principal Amount  . . . . . . . . .                    23
SECTION 2.03.           Registrar and Paying Agent  . . . . . . . . . . . . . . . . . . . . . . . .                    24
SECTION 2.04.           Paying Agent To Hold Money in Trust . . . . . . . . . . . . . . . . . . . .                    24
SECTION 2.05.           Securityholder Lists  . . . . . . . . . . . . . . . . . . . . . . . . . . .                    25
SECTION 2.06.           Transfer and Exchange . . . . . . . . . . . . . . . . . . . . . . . . . . .                    25
SECTION 2.07.           Replacement Securities  . . . . . . . . . . . . . . . . . . . . . . . . . .                    26
SECTION 2.08.           Outstanding Securities  . . . . . . . . . . . . . . . . . . . . . . . . . .                    26
SECTION 2.09.           Voting Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    26
SECTION 2.10.           Temporary Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . .                    27
SECTION 2.11.           Cancellation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    27
SECTION 2.12.           Defaulted Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    27
SECTION 2.13.           Home Office Payment Agreements  . . . . . . . . . . . . . . . . . . . . . .                    28
SECTION 2.14.           Legends; Restrictions on Transfer . . . . . . . . . . . . . . . . . . . . .                    28

                                                        ARTICLE 3

                                                        REDEMPTION

SECTION 3.01.           Notices to Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    30

SECTION 3.02.           Selection of Securities To Be Redeemed  . . . . . . . . . . . . . . . . . .                    30
SECTION 3.03.           Notice of Redemption  . . . . . . . . . . . . . . . . . . . . . . . . . . .                    31
SECTION 3.04.           Effect of Notice of Redemption  . . . . . . . . . . . . . . . . . . . . . .                    32
SECTION 3.05.           Deposit of Redemption Price . . . . . . . . . . . . . . . . . . . . . . . .                    32
SECTION 3.06.           Securities Redeemed in Part . . . . . . . . . . . . . . . . . . . . . . . .                    32

                                                        ARTICLE 4

                                                        COVENANTS

SECTION 4.01.           Payment of Securities . . . . . . . . . . . . . . . . . . . . . . . . . . .                    32
SECTION 4.02.           Maintenance of Office or Agency . . . . . . . . . . . . . . . . . . . . . .                    33
SECTION 4.03.           Limitation on Restricted Payments . . . . . . . . . . . . . . . . . . . . .                    33
SECTION 4.04.           Limitation on Dividend and Other Payment
                        Restrictions Affecting Subsidiaries                                                            37
SECTION 4.05.           Compliance Certificate  . . . . . . . . . . . . . . . . . . . . . . . . . .                    37
SECTION 4.06.           SEC Reports . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    38
SECTION 4.07.           Maintenance of Consolidated Net Worth . . . . . . . . . . . . . . . . . . .                    39
SECTION 4.08.           Limitation on Indebtedness and Restricted Capital Stock . . . . . . . . . .                    41
SECTION 4.09.           Intentionally Deleted . . . . . . . . . . . . . . . . . . . . . . . . . . .                    47
SECTION 4.10.           Waiver of Stay, Extension or Usury Laws . . . . . . . . . . . . . . . . . .                    47
SECTION 4.11.           Transactions With Shareholders and Affiliates . . . . . . . . . . . . . . .                    47
SECTION 4.12.           Restrictions on Liens . . . . . . . . . . . . . . . . . . . . . . . . . . .                    48
SECTION 4.13.           Conflicting Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . .                    48
SECTION 4.14.           Prohibition Against Becoming an Investment Company  . . . . . . . . . . . .                    48
SECTION 4.15.           Maintenance of Properties, etc. . . . . . . . . . . . . . . . . . . . . . .                    49
SECTION 4.16.           Liquidation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    50
SECTION 4.17.           Limitation on Certain Senior Indebtedness . . . . . . . . . . . . . . . . .                    51
SECTION 4.18.           Change of Control . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    51
SECTION 4.19.           Limitation on Asset Sales and Sales of Subsidiary Stock . . . . . . . . . .                    53
SECTION 4.20.           Limitation on Material Acquisitions . . . . . . . . . . . . . . . . . . . .                    57
SECTION 4.21.           Restrictions on Certain Repurchases of Securities . . . . . . . . . . . . .                    57
SECTION 4.22.           Application of Free Cash Flow . . . . . . . . . . . . . . . . . . . . . . .                    57
SECTION 4.23.           Security Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    60
SECTION 4.24.           Guarantee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    61
SECTION 4.25.           "Ownership Change" for Tax Purposes . . . . . . . . . . . . . . . . . . . .                    61


                                   ARTICLE 5

                             SUCCESSOR CORPORATION

SECTION 5.01.           When Company or Subsidiary May Merge, etc.  . . . . . . . . . . . . . . . .                    64
SECTION 5.02.           Successor Corporation Substituted . . . . . . . . . . . . . . . . . . . . .                    66

                                                        ARTICLE 6

                                                   DEFAULT AND REMEDIES

SECTION 6.01.           Events of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    66
SECTION 6.02.           Acceleration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    69
SECTION 6.03.           Other Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    71
SECTION 6.04.           Waiver of Past Defaults . . . . . . . . . . . . . . . . . . . . . . . . . .                    71
SECTION 6.05.           Control by Majority . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    71
SECTION 6.06.           Limitation on Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . .                    72
SECTION 6.07.           Rights of Holders To Receive Payment  . . . . . . . . . . . . . . . . . . .                    72
SECTION 6.08.           Collection Suit by Trustee  . . . . . . . . . . . . . . . . . . . . . . . .                    73
SECTION 6.09.           Trustee May File Proofs of Claim  . . . . . . . . . . . . . . . . . . . . .                    73
SECTION 6.10.           Priorities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    73
SECTION 6.11.           Undertaking for Costs . . . . . . . . . . . . . . . . . . . . . . . . . . .                    74

                                                        ARTICLE 7

                                                         TRUSTEE

SECTION 7.01.           Duties of Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    74
SECTION 7.02.           Rights of Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    76
SECTION 7.03.           Individual Rights of Trustee  . . . . . . . . . . . . . . . . . . . . . . .                    76
SECTION 7.04.           Trustee's Disclaimer  . . . . . . . . . . . . . . . . . . . . . . . . . . .                    77
SECTION 7.05.           Notice of Defaults  . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    77
SECTION 7.06.           Reports by Trustee to Holders . . . . . . . . . . . . . . . . . . . . . . .                    77
SECTION 7.07.           Compensation and Indemnity  . . . . . . . . . . . . . . . . . . . . . . . .                    77
SECTION 7.08.           Replacement of Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . .                    78
SECTION 7.09.           Successor Trustee by Merger, etc. . . . . . . . . . . . . . . . . . . . . .                    79
SECTION 7.10.           Eligibility; Disqualification . . . . . . . . . . . . . . . . . . . . . . .                    79

SECTION 7.11.           Preferential Collection of Claims Against Company . . . . . . . . . . . . .                    80

                                                        ARTICLE 8

                                                  DISCHARGE OF INDENTURE

SECTION 8.01.           Termination of Company's Obligations  . . . . . . . . . . . . . . . . . . .                    80
SECTION 8.02.           Application of Trust Money  . . . . . . . . . . . . . . . . . . . . . . . .                    81
SECTION 8.03.           Repayment to Company  . . . . . . . . . . . . . . . . . . . . . . . . . . .                    81
SECTION 8.04.           Reinstatement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    82

                                                        ARTICLE 9

                                                      SUBORDINATION

SECTION 9.01.           Securities Subordinated to Senior Indebtedness  . . . . . . . . . . . . . .                    82
SECTION 9.02.           No Payment on Securities in Certain Circumstances . . . . . . . . . . . . .                    84
SECTION 9.03.           Securities Subordinated to Prior Payment of All Senior
                        Indebtedness on Dissolution, Liquidation or Reorganization of Company . . .                    85
SECTION 9.04.           Securityholders To Be Subrogated to Rights of Holders of
                        Senior Indebtedness                                                                            87
SECTION 9.05.           Obligations of the Company Unconditional  . . . . . . . . . . . . . . . . .                    87
SECTION 9.06.           Trustee and Paying Agent Entitled To Assume Payments Not
                        Prohibited in Absence of Notice                                                                88
SECTION 9.07.           Application by Trustee of Monies Deposited With It  . . . . . . . . . . . .                    88
SECTION 9.08.           Subordination Rights Not Impaired by Acts or Omissions
                        of Company or Holders of Senior Indebtedness                                                   88
SECTION 9.09.           Securityholders Authorize Trustee To Effectuate
                        Subordination of Securities                                                                    89
SECTION 9.10.           Right of Trustee and Paying Agent To Hold Senior Indebtedness . . . . . . .                    89
SECTION 9.11.           Article 9 Not To Prevent Events of Default  . . . . . . . . . . . . . . . .                    89
SECTION 9.12.           No Fiduciary Duty Created to Holders of Senior Indebtedness . . . . . . . .                    90

                                                       ARTICLE 10

                                           AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 10.01.            Without Consent of Holders  . . . . . . . . . . . . . . . . . . . . . . .                    90
SECTION 10.02.            With Consent of Holders . . . . . . . . . . . . . . . . . . . . . . . . .                    91
SECTION 10.03.            Compliance With Trust Indenture Act . . . . . . . . . . . . . . . . . . .                    93
SECTION 10.04.            Revocation and Effect of Consents . . . . . . . . . . . . . . . . . . . .                    93
SECTION 10.05.            Notation on or Exchange of Securities . . . . . . . . . . . . . . . . . .                    94
SECTION 10.06.            Trustee May Sign Amendments, etc. . . . . . . . . . . . . . . . . . . . .                    94
SECTION 10.07             Conditions to Application of Indenture  . . . . . . . . . . . . . . . . .                    94

                                                        ARTICLE 11

                                                      MISCELLANEOUS

SECTION 11.01.            Trust Indenture Act Controls  . . . . . . . . . . . . . . . . . . . . . .                    94
SECTION 11.02.            Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    95
SECTION 11.03.            Communications by Holders With Other Holders  . . . . . . . . . . . . . .                    96
SECTION 11.04.            Certificate and Opinion as to Conditions Precedent  . . . . . . . . . . .                    96
SECTION 11.05.            Statements Required in Certificate or Opinion . . . . . . . . . . . . . .                    96
SECTION 11.06.            Rules by Trustee, Paying Agent, Registrar . . . . . . . . . . . . . . . .                    97
SECTION 11.07.            Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    97
SECTION 11.08.            No Adverse Interpretation of Other Agreements . . . . . . . . . . . . . .                    97
SECTION 11.09.            No Recourse Against Others  . . . . . . . . . . . . . . . . . . . . . . .                    97
SECTION 11.10.            Successors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    97
SECTION 11.11.            Duplicate Originals . . . . . . . . . . . . . . . . . . . . . . . . . . .                    98
SECTION 11.12.            Separability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    98
SECTION 11.13.            Table of Contents, Headings, etc. . . . . . . . . . . . . . . . . . . . .                    98
SECTION 11.14.            Benefits of Indenture . . . . . . . . . . . . . . . . . . . . . . . . . .                    98

SIGNATURES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    99

SCHEDULE 1 --             List of Certain Assets

EXHIBIT A --              Form of Security

-------------------

NOTE: This Table of Contents shall not, for any purpose, be deemed to be a part of the Indenture.

        AMENDED AND RESTATED INDENTURE dated as of March 13, 1995 between ANACOMP, INC., an Indiana corporation (the "Company") and STATE STREET BANK AND TRUST COMPANY, a Massachusetts banking corporation (the "Trustee").


                              W I T N E S S E T H

        WHEREAS, the Company and Trustee have heretofore executed a certain indenture dated as of October 24, 1990, as amended by the First Supplemental Indenture dated as of March 22, 1993 (the "Original Indenture"), providing for the issuance of up to $224,900,000 Fully Accreted Value ($215,904,000 Aggregate Principal Amount) of 15% Senior Subordinated Notes due 2000 (the "Securities"), all of which have previously been issued;

        WHEREAS, Article 10 of the Original Indenture provides, among other things, that the Company and the Trustee may from time to time amend the Original Indenture with the consent of Holders (such term and all other capitalized terms used but not defined herein shall have the meanings assigned to them in this Amended and Restated Indenture) of at least 66 2/3% in aggregate principal amount of the Securities then outstanding for the purpose of amending certain provisions of the Indenture;

        WHEREAS, the Company desires to amend and restate the Original
Indenture;

        WHEREAS, the Holders of at least 66 2/3% of the Securities have consented to the Original Indenture being amended and restated hereby;

        WHEREAS, pursuant to Section 11.04 of the Indenture the Company has furnished the Trustee with an Opinion of Counsel and an Officer's Certificate, each complying with the requirements of Section 11.05 of the Original Indenture, stating that all conditions precedent provided for in the Original Indenture with respect to the entering into of this Amended and Restated Indenture have been complied with; and

        WHEREAS, all things necessary to make this Amended and Restated Indenture a valid and effective agreement of the Company and the Trustee and a valid and effective amendment and restatement of the Original Indenture have been done;

        NOW, THEREFORE, the parties hereto hereby agree as follows each for the benefit of the other and for the equal and ratable benefit of the Holders of the Company's 15% Senior Subordinated Notes Due 2000:

                                   ARTICLE 1

                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.     Definitions.

        "Acquisition Indebtedness" means (i) Indebtedness incurred or assumed by the Company or any of its Subsidiaries in connection with a Material Acquisition or (ii) Indebtedness of a person existing at the time such person becomes a Subsidiary of the Company or any of its Subsidiaries, including, without limitation, Indebtedness incurred by such person in connection with, or in anticipation of, such person becoming a Subsidiary of the Company or any of its Subsidiaries.

        "Affiliate" of any specified person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, "control" when used with respect to any person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" having meanings correlative to the foregoing.

        "Agent" means any Registrar, Paying Agent or co-Registrar of the Securities. See Section 2.03.

        "Asset Sale" means, with respect to any person, any sale, transfer or other disposition (including, without limitation, by way of merger, consolidation, Sale Leaseback Transaction or granting of a capitalized lease or other lease substantially similar to an installment sale transaction), in a single transaction or group of related transactions, by such person or any of its Subsidiaries to any person of (i) all or any of the Capital Stock or other ownership interest of any of such person's Subsidiaries, (ii) all or substantially all of the assets of any division or line of business of such person or any of its Subsidiaries or (iii) any assets of such person or any of its Subsidiaries outside of the ordinary course of business of such person or such Subsidiary; provided, however, that Asset Sale shall not include (A) the sale, transfer or other disposition (in a single transaction or group of related transactions) of any assets or Capital Stock or other ownership interest by any Wholly Owned Subsidiary of such person to such person or another Wholly Owned Subsidiary of such person, (B) any Majority Capital Stock Sale, (C) the sale, transfer or other disposition of any assets of such person and its Subsidiaries held for sale as so classified in the financial statements of such person as of the Initial Issuance Date, (D) the creation, incurrence or assumption of any Lien not prohibited by Section 4.12, (E) any sales of assets in the ordinary course of business of such person or its Subsidiaries, (F) any of the transactions governed by Article 5 hereof (provided that the Company and such transaction comply with the terms of Article 5), or (G) any plan of liquidation governed by Section 4.16 (provided that the Company and such plan of liquidation comply with the terms of Section 4.16).

        "Bank Agent" means The First National Bank of Chicago, the Representative for the Revolving Credit Facility.

        "Bankruptcy Law" has the meaning provided in Section 6.01.

        "Banks" means the financial institutions named as lenders in the Revolving Credit Facility.

        "Board of Directors" means the Board of Directors of the Company.

        "Business Day" means a day that is not a Legal Holiday.

        "Capital Stock" of any person means any and all shares, interests, participations or other equivalents (however designated) of, or rights, warrants or options to purchase, corporate stock or any other equity interest (including, without limitation, any Restricted Capital Stock) of or in such person. Indebtedness which is convertible into equity securities shall not be deemed to constitute Capital Stock.

        "Capital Expenditures" of any person for any period means all expenditures of such person during such period which would be classified as "capital expenditures" in accordance with generally accepted accounting principles.

        "Capitalized Lease Obligations" means indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with generally accepted accounting principles and the amount of such obligations determined in accordance with such principles.

        "Cash Equivalents" means (i) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed or insured by the United States government or any agency thereof, (ii) certificates of deposit, eurodollar time deposits, overnight bank deposits and bankers' acceptances having maturities of 180 days or less from the date of acquisition and issued by any Bank the long-term debt of which is rated at least BBB by Standard & Poor's Ratings Group or Baa3 by Moody's Investors Service, Inc., or by any other commercial bank the long-term debt of which is rated at least A-1 by Standard & Poor's Ratings Group or P-1 by Moody's Investors Service, Inc.,
(iii) commercial paper (A) issued by any domestic commercial bank having capital and surplus in excess of $200,000,000 and (B) rated at least A-1 by Standard & Poor's Ratings Group or P-1 by Moody's Investors Service, Inc., or carrying an equivalent rating by a nationally recognized rating agency if both of the two named rating agencies cease publishing ratings of investments, having a maturity of one year or less from the date of acquisition, and (iv) repurchase agreements with a term not exceeding seven days entered into with any commercial bank meeting the requirements specified in clauses (ii) and (iii)(A) above with respect to securities of the type described in clause (i) above.

        "Change of Control" means the occurrence of one or more of the following events: (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company to any person or related group for purposes of
Section 13(d) of the Securities Exchange Act (a "Group"), together with any Affiliates thereof (whether or not otherwise in compliance with the provisions of this Indenture); (ii) the shareholders of the Company shall approve any plan or proposal for the liquidation or dissolution of the Company (whether or not otherwise in compliance with the provisions of this Indenture); (iii) any person or Group, together with any Affiliates thereof, shall, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, have become the beneficial owner (within the meaning of Rule 13d-3 under the Securities Exchange Act), directly or indirectly, of securities of the Company representing at least a majority of the Voting Stock of the Company; or (iv) a majority of the members of the Board of Directors shall not constitute Continuing Directors.

        "Code" means the Internal Revenue Code of 1986, as amended from time to time.

        "Collateral Documents" has the meaning provided therefor in the Senior
Note Indenture.

        "Common Stock" means the Company's common shares, par value $.01 per share.

        "Company" means Anacomp, Inc., the party named as such in this Indenture, until a successor replaces it pursuant to and in compliance with the terms of this Indenture, and thereafter means such successor.

        "Consolidated Amortization Expense" of any person for any period means the amortization expense of such person and its Subsidiaries, determined on a consolidated basis in accordance with generally accepted accounting principles.

        "Consolidated Cash Flow Coverage Ratio" means, with respect to any person, for any period, determined on a consolidated basis in accordance with generally accepted accounting principles, the ratio of: (A) the sum of (i) Consolidated Net Income of such person for such period (less any Preferred Stock Dividends of such person for such period paid in cash), plus (ii) Consolidated Depreciation Expense and Consolidated Amortization Expense of such person for such period (in each case, to the extent deducted in calculating such Consolidated Net Income), to (B) the sum of (i) Capital Expenditures made by such person and its Subsidiaries during such period and (ii) all scheduled principal payments of any Indebtedness of such person and its Subsidiaries (whether or not made) for such period;

provided that for purposes of the above calculations, Capital Expenditures for any period shall be deemed to equal the greater of (i) actual Capital Expenditures of such person and its Subsidiaries for such period and (ii) $20,000,000.

        "Consolidated Depreciation Expense" of any person for any period means the depreciation expense of such person and its Subsidiaries, determined on a consolidated basis in accordance with generally accepted accounting principles.

        "Consolidated Net Income" of any person for any period means the net income (or loss) of any person and its Subsidiaries (before deducting any payment of any Preferred Stock Dividends) determined on a consolidated basis in accordance with generally accepted accounting principles for such period taken as a single accounting period; provided that there is excluded (i) any extraordinary gains of such person or its Subsidiaries (including on sales of property or assets or repurchases of debt securities outside the ordinary course of business), except that any extraordinary gains realized in connection with the tax treatment of such person's net operating loss carryforwards shall be included in such person's Consolidated Net Income, (ii) the net income (or loss) of any person (other than a Subsidiary of such person) in which any other person (other than such person or any of its Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to such person or any of its Subsidiaries by such other person during such period, (iii) except to the extent includible pursuant to the foregoing clause (ii), the net income (or loss) of any person acquired prior to the date it becomes a Subsidiary of such person or is merged into or consolidated with such person or any of its Subsidiaries or that person's assets are acquired by such person or any of its Subsidiaries, (iv) the net income of any Subsidiary to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary and (v) any net income of such person or its Subsidiaries realized as a result of any change in accounting treatment, other than any such change required by generally accepted accounting principles; provided, further, that the net income of any Subsidiary of such person which is incorporated in a jurisdiction other than the United States or a State thereof shall be included after taking account of repatriation taxes, if any, that are or would be applicable to the distribution of such net income by such Subsidiary, without regard to whether such repatriation taxes have been paid or accounted for.

        "Consolidated Net Tangible Assets" means, with respect to any person at any date, determined on a consolidated basis in accordance with generally accepted accounting principles, the sum of (i) Funded Indebtedness of such person and its Subsidiaries at such date and (ii) Consolidated Tangible Net Worth of such person and its Subsidiaries at such date.

        "Consolidated Net Worth" means, with respect to any person at any date, the shareholders' equity of such person and its Subsidiaries at such date determined on a consolidated basis in accordance with generally accepted accounting principles, plus (without duplication) (i) in the case of the Company, the aggregate liquidation preference of the outstanding Convertible Preferred Stock and (ii) the sum of the proceeds received after the Initial Issuance Date from the sale of any series of preferred stock of such person or its Subsidiaries which is not Restricted Capital Stock; provided that there shall be excluded from the calculation of Consolidated Net Worth: (A) the effects of any non-recurring gains (other than those realized in connection with net operating loss carryovers) and (B) any changes resulting solely from currency translation adjustments (excluding translation adjustments that occur as a result of non-current charges reflected in the Consolidated Net Income of such person).

        "Consolidated Tangible Net Worth" means, with respect to any person at any date, the Consolidated Net Worth of such person at such date, determined on a consolidated basis in accordance with generally accepted accounting principles, less the intangible assets of such person and its Subsidiaries at such date. For purposes of this calculation, intangible assets include (i) all revaluations or other write-ups in book value of assets (other than from foreign currency translations) subsequent to the Initial Issuance Date, (ii) all unamortized debt discounts and expenses, unamortized deferred charges (excluding deferred income taxes), goodwill, patents, trademarks and other intangible items and (iii) treasury stock (to the extent not already deducted from shareholders' equity).

        "Contingent Obligation" of any person means any direct or indirect liability, contingent or otherwise, of such person with respect to any Indebtedness of another person, if the purpose or intent of such person in incurring the Contingent Obligation is to provide assurance to the obligee of such Indebtedness that such Indebtedness will be paid or discharged, or that any agreement relating thereto will be complied with, or that any holder of such Indebtedness will be protected (in whole or in part) against loss in respect thereof; provided that "Contingent Obligation" shall not include endorsements of instruments for collection or deposit in the ordinary course of business or indemnities granted in the normal course of business.

        "Contingently Issuable Guarantees" means any guarantees of the Company's obligations under the Securities and this Indenture issuable pursuant to Section 4.24.

        "Continuing Director" means, at any time, (i) any member of the Board of Directors who was a director of the Company at the Initial Issuance Date and
(ii) any person who becomes a member of the Board of Directors if such person was appointed or nominated for election to the Board of Directors by a majority of the Continuing Directors.

        "Convertible Preferred Stock" means the $25,000,000 Aggregate Liquidation Preference Cumulative Convertible Redeemable Exchangeable Preferred Shares, Series 1 due 2002 of the Company.

        "Corporate Trust Office" means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date of this Indenture is located at Two International Place, 4th Floor, Boston Massachusetts 02110.

        "Currency Agreement" means any foreign currency contract, currency swap agreement or other similar agreement designed to protect the Company or any of its Subsidiaries against fluctuations in currency values.

        "Current Assets" means, with respect to any person at any date, the total consolidated current assets of such person and its consolidated Subsidiaries at such date which would, in accordance with generally accepted accounting principles, be classified as current assets after deducting adequate reserves in each case where a reserve is proper in accordance with generally accepted accounting principles; provided, however, that in determining "Current Assets" the following shall be excluded: (a) cash and Cash Equivalents, (b) life insurance policies of which neither such person nor any of its Subsidiaries is a beneficiary, and (c) investments (other than Permitted Investments, as defined in the Senior Note Indenture as in effect on the Refinancing Date) to the extent they are properly classified as current assets.

        "Current Liabilities" means, with respect to any person at any date, the total consolidated current liabilities of such person and its consolidated Subsidiaries at such date, determined in accordance with generally accepted accounting principles, including (a) all Indebtedness other than Funded Indebtedness of such person and its consolidated Subsidiaries and (b) all other items (including taxes accrued as estimated) that would in accordance with generally accepted accounting principles be included as current liabilities of such person and its consolidated Subsidiaries except for amounts required to be paid or prepaid by such person or its consolidated Subsidiaries with respect to any Funded Indebtedness within one year after the date of determination.

        "Custodian" has the meaning provided in Section 6.01.

        "Default" means any event which is, or after notice or passage of time would be, an Event of Default.

        "Environmental Law" means all federal, state and local laws, statutes, ordinances and regulations, now or hereafter in effect, and in each case as amended or supplemented from time to time, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment relating to the regulation and protection of human health, safety, the environment and natural resources (including, without limitation, ambient air, surface water, groundwater, wetlands, land surface or subsurface strata, wildlife, aquatic species and vegetation), and any transfer of ownership notification statutes such as the New Jersey Environmental Cleanup Responsibility Act (N.J. State. Ann. 13:1K-6 et seq.) and the Connecticut Industrial Transfer Law of 1985 (Conn. Gen.

Stat. Section 22a-134 et seq.), and the regulations promulgated pursuant thereto. Environmental Laws include, but are not limited to, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (42 U.S.C.
Section 9601 et seq.), the Hazardous Material Transportation Act (49 U.S.C.
Section  1801 et seq.) the Resource Conservation and Recovery Act (42 U.S.C.
Section  6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C.
Section 1251 et seq.), the Clean Air Act (42 U.S.C. Section 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. Section 2601 et seq.), the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C. Section 136 et seq.), the Occupational Safety and Health Act (29 U.S.C. Section 651 et seq.) and the Safe Drinking Water Act (42 U.S.C. Section 300 et seq.), each as supplemented from time to time.

        "Environmental Liabilities and Costs" means, as to any person, all liabilities, obligations, responsibilities, remedial actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including, without limitation, all reasonable fees, disbursements and expenses of counsel, expert and consulting fees, and costs of investigation and feasibility studies), fines, penalties, sanctions and interest incurred or reserved against as a result of any claim or demand by any other person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, including without limitation any thereof arising under any Environmental Law or any permit, approval, authorization, license, variance, permission, order or agreement with any Governmental Authority or other person, and which in each case relate to any environmental, health or safety condition, or a release or discharge of contaminants or threatened release thereof, and result from the past, present or future operations of such person or any of its Subsidiaries.

        "Environmental Lien" means any Lien in favor of any Governmental Authority for Environmental Liabilities and Costs.

        "Event of Default" has the meaning provided in Section 6.01.

        "Exchange Debentures" means the 8.25% Convertible Senior Subordinated Debentures of the Company, if any, issued upon exchange for the Convertible Preferred Stock in accordance with the First Addendum to the Restated Articles of Incorporation of the Company, which securities rank pari passu in right of payment with the Securities.

        "Fair Market Value" means, with respect to any asset or property, the price which could be negotiated in an arm's length free market transaction, for cash, between a willing and able seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction.
Fair Market Value shall be determined by the Board of Directors acting in good faith and shall be evidenced by a certified resolution of the Board of Directors delivered to the Trustee.

        "Foreign Currency Borrowing" means any borrowings pursuant to Foreign Currency Credit Agreements.

        "Foreign Currency Credit Agreement" means any foreign currency revolving credit agreement executed by one or more Foreign Subsidiaries to establish any foreign currency revolving credit facilities at any time and from time to time on or after the Refinancing Date.

        "Foreign Currency Loan" means any foreign currency loans made by foreign currency lenders pursuant to any Foreign Currency Credit Agreement.

        "Foreign Subsidiary" means any Subsidiary of the Company which is incorporated under the laws of a jurisdiction other than the District of Columbia or any state, territory or possession of the United States of America.

        "Free Cash Flow" means, with respect to any person for any period, as determined on a consolidated basis in accordance with generally accepted accounting principles, the amount by which (A) the sum of (i) Consolidated Net Income of such person for such period, less Preferred Stock Dividends of such person for such period paid in cash, (ii) Consolidated Depreciation Expense, Consolidated Amortization Expense and other non-cash charges of such person and its Subsidiaries for such period (to the extent included in the computation of such Consolidated Net Income) and (iii) Net Cash Proceeds from Asset Sales received by such person and its subsidiaries during such period applied to the repayment of Indebtedness under the Senior Credit Agreements exceeds (B) the sum of (i) any increase (or less any decrease) in the Working Capital (excluding cash and marketable securities) of such person and its Subsidiaries at the end of such period from the Working Capital (excluding cash and marketable securities) of such person and its Subsidiaries at the beginning of such period, (ii) Capital Expenditures made by such person and its Subsidiaries during such period up to the amount permitted under the Senior Credit Agreements as in effect on the Refinancing Date, (iii) any non-cash credits of such person and its Subsidiaries for such period (to the extent included in, or to the extent not netted against non-cash charges included in, the computation of Consolidated Net Income of such person for such period), and (iv) the actual amortization payments made by such person and its Subsidiaries under the Senior Credit Agreements during such period.

        "Fully Accreted Value" means $1,000 per each $960 of stated principal amount of the Securities.

        "Funded Indebtedness" of any person means all Indebtedness of such person which matures more than one year from the date of determination or Indebtedness that is renewable or extendible, at the option of the debtor, to a date more than one year from such date, including, with respect to the Company, Indebtedness incurred pursuant to the Revolving Credit Facility (and any refinancings thereof).

        "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

        "Holder" or "Securityholder" means the person in whose name a Security is registered on the Registrar's books.

        "Indebtedness" of any person means, at any date, any of the following (without duplication): (a) all obligations, unconditional or contingent, of such person for borrowed money or evidenced by bonds, debentures, notes or other similar instruments (including, without limitation, reimbursement and all other obligations with respect to surety bonds, letters of credit and bankers' acceptances, whether or not matured); (b) all obligations of such person to pay the deferred purchase price of property or services, except accounts payable and accrued liabilities arising in the ordinary course of business that are not overdue by more than 90 days or that are being contested in good faith; (c) all indebtedness of such person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), and all other indebtedness of such person, whether or not for borrowed money, with respect to which such person has become directly or indirectly liable and which represents or has been incurred to finance the purchase price (or a portion thereof) of any property or services or business acquired by such person, whether by purchase, consolidation, merger or otherwise; (d) all Capitalized Lease Obligations of such person; (e) all Indebtedness secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including, without limitation, accounts and general intangibles) owned by such person, even though such person has not assumed or become liable for the payment of such Indebtedness; (f) all Contingent Obligations of such person; (g) obligations in respect of Currency Agreements and Interest Swap Obligations; and (h) Indebtedness in connection with Sale Leaseback Transactions; and the amount thereof shall be the outstanding balance of any such unconditional obligations as described in (a) through (h) and the maximum liability of any such Contingent Obligations at such date.

        "Indenture" means this Amended and Restated Indenture, as amended, supplemented or modified from time to time in compliance with the terms hereof.

        "Independent Financial Advisor" means a nationally recognized investment banking firm that (i) ranked in the top ten (as determined by the Security Industry Association, Inc. or a similar securities information data company) as lead manager for primary debt security offerings in the year ending prior to the year in which it is called upon to give independent financial advice to the Company as described herein, (ii) does not (and whose directors, officers, employees and Affiliates do not) have a material direct or indirect financial interest in the Company or any of its Affiliates, (iii) from the beginning of the year ending prior to the year in which it is called upon to give independent financial advice to the

Company as described herein, and at the time it is so called upon to give independent financial advice to the Company, is not (and none of whose directors, officers, employees or Affiliates is), a promoter, director or officer of the Company or any of its Affiliates or an underwriter or placement agent with respect to any securities of the Company or any of its Affiliates, and (iv) does not provide any advice or opinions to the Company or any of its Affiliates except as an Independent Financial Advisor.

        "Initial Issuance Date" means October 29, 1990.

        "Interest Expense" of any person for any period means the aggregate amount of interest in respect of Indebtedness (including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing) and all but the principal component of rentals in respect of Capitalized Lease Obligations, paid, accrued or scheduled to be paid or accrued by such person during such period, all as determined in accordance with generally accepted accounting principles, including to the extent not otherwise included therein, (i) amortization of all debt discount and expense, (ii) imputed interest and (iii) capitalized interest expense.

        "Interest Swap Obligations" means the obligations of any person pursuant to any interest rate swap agreement, interest rate collar agreement or other similar bona fide interest rate hedging agreement or arrangement designed to protect such person or any of its Subsidiaries against fluctuation in interest rates.

        "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in New York, New York or Boston, Massachusetts are not required to be open.

        "Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), including, but not limited to, any Environmental Lien, security interest or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever intended to assure payment of any Indebtedness or other obligation, including, without limitation, any conditional sale or other title retention agreement, the interest of a lessor under a Capitalized Lease Obligation, any financing lease having substantially the same economic effect as of the foregoing, and the filing, under the Uniform Commercial Code or comparable law of any jurisdiction, of any financing statement naming the owner of the asset to which such Lien relates as debtor.

        "Majority Capital Stock Sale" means, with respect to any person, any sale, transfer, exchange or other disposition (including, without limitation, by way of merger or consolidation), in a single transaction or a group of related transactions, by such person or any of its Subsidiaries to any person other than such person, its Subsidiaries or its corporate parent of fifty percent (50%) or more of the Capital Stock or other ownership interest of any of such person's Subsidiaries; provided, however, that Majority Capital Stock Sale shall not include (A) any of the transactions governed by Article 5 (provided that the Company and such transaction comply with the terms of Article 5) or (B) any plan of liquidation governed by Section 4.16 (provided that the Company and such plan of liquidation comply with the terms of Section 4.16).

        "Market Value" of a share of Common Stock means, at any date, the average of the daily closing prices for a share of Common Stock for the 20 consecutive trading day period ending two trading days prior to such date. The closing price for each day shall be the last reported sales price regular way or, in case no such reported sale takes place on such day, the average of the closing bid and asked prices regular way for such day, in each case on the principal national securities exchange or in the National Market System of the National Association of Securities Dealers Automated Quotation System, Inc. ("NASDAQ") on which or to which the shares of Common Stock are listed or admitted to trading, or, if not listed or admitted to trading, the average of the closing bid and asked prices of the Common Stock in the over-the-counter market as reported by NASDAQ or any comparable system, or if the Common Stock is not listed on NASDAQ or a comparable system, the average of the closing bid and asked prices as furnished by two members of the National Association of Securities Dealers, Inc. selected from time to time by the Board of Directors of the Company acting in good faith. In the absence of one or more such quotations, Market Value shall be determined by the Board of Directors of the Company acting in good faith, on the basis of such quotations and other information as they consider, in their reasonable judgment, appropriate.

        "Material Acquisition" means, with respect to any person, any merger, consolidation, acquisition or lease of assets, acquisition of securities or other business combination or acquisition, or any two or more such transactions that are part of a common plan (pursuant to a related set of agreements) to acquire a business or group of related businesses, if the assets and/or securities thus acquired in the aggregate would constitute a Significant Subsidiary of such person (if such business, assets and/or securities were organized in the corporate form) immediately preceding such transaction.

        "Net Cash Proceeds" means, with respect to any Asset Sale or Majority Capital Stock Sale, as the case may be, the proceeds thereof in the form of cash, including payments in respect of deferred payment obligations when received in the form of cash (except to the extent that such obligations are financed or sold with recourse to such person or any of its Subsidiaries; provided that when such obligation no longer has recourse to such person or any of its Subsidiaries, the cash payments received in respect thereof shall constitute Net Cash Proceeds), net of: (i) brokerage commissions and other reasonable fees and expenses (including fees and expenses of counsel and investment bankers but excluding fees and expenses payable to an Affiliate of the Company or any of its Subsidiaries) directly related to such Asset Sale or Majority Capital Stock Sale; (ii) provisions for all taxes payable as a direct result of such Asset Sale or Majority Capital Stock Sale; (iii) payments made to retire Indebtedness where payment of such Indebtedness is required in connection with such Asset Sale or Majority Capital Stock Sale (other than payments required to be made on Indebtedness under the Senior Credit Agreements or the Securities pursuant to the terms thereof or hereof);

and (iv) appropriate amounts to be provided by such person or any of its Subsidiaries, as the case may be, as a reserve, in accordance with generally accepted accounting principles, against any liabilities directly associated with such Asset Sale or Majority Capital Stock Sale, and retained by such person or any of its Subsidiaries, as the case may be, after such Asset Sale or Majority Capital Stock Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale or Majority Capital Stock Sale, as the case may be; provided, however, that to the extent any such amount set aside as a reserve is subsequently decreased or discontinued as a reserve, other than by reason of payment of the respective liability represented thereby, such amounts shall constitute Net Cash Proceeds. For the purposes of this definition, "Net Cash Proceeds" shall be deemed to include, without limitation, any award of compensation for any asset, property or related group thereof taken by condemnation or eminent domain and insurance proceeds for the loss of or damage to such asset, property or group thereof if such award or proceeds equals or exceeds $1,000,000 (in the case of any one asset or property or related group) or $5,000,000 in the aggregate and within 60 days after the receipt thereof, replacement of any such asset, property or group thereof with substantially similar assets or properties or repair of such asset, property or group thereof, has not commenced (provided that in the event that at any time such replacement or repair is abandoned or is otherwise discontinued or is not diligently pursued, the then-remaining award or proceeds, as the case may be, shall constitute Net Cash Proceeds at such time).

        "Net Proceeds" means, with respect to any transaction, to which the Company or any of its Subsidiaries is a party, the proceeds therefrom whether in the form of cash, securities or other property or assets, net of: (i) brokerage commissions and other reasonable fees and expenses (including fees and expenses of counsel and investment bankers but excluding fees and expenses payable to an Affiliate of the Company or any of its Subsidiaries) directly related to such transaction; (ii) provisions for all taxes payable as a direct result of such transaction; and (iii) appropriate amounts to be provided by such person or any of its Subsidiaries, as the case may be, as a reserve, in accordance with generally accepted accounting principles, against any liabilities directly associated with such transaction, and retained by such person or any of its Subsidiaries, as the case may be, after such transaction.

        "9% Debentures" means the Company's 9% Convertible Subordinated Debentures due January 15, 1996.

        "Officer" means the Chairman of the Board, the President, any Vice President, the Chief Financial Officer, the Treasurer, the Secretary or the Controller of the Company.

        "Officers' Certificate" means a certificate signed by two Officers or by an Officer and an Assistant Treasurer or Assistant Secretary of the Company. See Sections 11.04 and 11.05.

        "Original Indenture" means the indenture, dated as of October 24, 1990, between the Company and the Trustee, as amended by the First Supplemental Indenture, dated as of March 22, 1993.

        "144A Trading System" means the Portal Market of the National Association of Securities Dealers, Inc. or such other trading system approved by the SEC for secondary trading of unregistered securities in transactions exempt from the registration and prospectus delivery requirements of the Securities Act pursuant to Rule 144A promulgated thereunder.

        "144A Trading System Security" means a security designated by a 144A Trading System as eligible to trade thereon.

        "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company. See Sections 11.04 and 11.05.

        "Paying Agent" has the meaning provided in Section 2.03, except that for the purposes of Articles 3 and 8 and Sections 4.07, 4.08, 4.16, 4.18, 4.19 and 4.22 the Paying Agent shall not be the Company or any Subsidiary of the Company.

        "Permitted Liens" means with respect to any person: (i) pledges or deposits by such person under workmen's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such person is a party, or deposits to secure public or statutory obligations of such person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such person is a party, or deposits as security for contested taxes or import duties or for the payment of rent; (ii) Liens imposed by law on property which do not materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of such person, such as carriers', warehousemen's and mechanics' liens which were incurred in the ordinary course of business or other Liens arising out of judgments or awards against such person (A) with respect to which such person shall then in good faith be prosecuting appeal or other proceedings for review or (B) which in the aggregate do not exceed $1,000,000; provided that such Liens shall be Permitted Liens only to the extent that appropriate liabilities relating thereto have been recorded on the books and records of such person; (iii) Liens for property taxes not yet subject to penalties for nonpayment or which are being contested in good faith and by appropriate proceedings; provided that such Liens shall be Permitted Liens only to the extent that appropriate liabilities, if any, relating thereto have been recorded on the books and records of such person;
(iv) Liens in favor of issuers of surety bonds issued pursuant to the request of and for the account of such person in the ordinary course of its business (other than Liens on Capital Stock of Subsidiaries); (v) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties; (vi) Liens existing on the Initial Issuance Date (other than Liens upon Capital Stock of Subsidiaries of such person, except as permitted by clause (vii)); (vii) Liens securing Senior Indebtedness; (viii) the Lien created by Sections 7.07 and 8.01 or arising as contemplated by
Section 4.12 (provided the Company complies with the terms of such Section 4.12) or Section 4.23; (ix) Liens to secure any extension, renewal or replacement (or successive extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clause (vi), (vii) or (viii); provided that (except in the case of any Lien referred to in clause (vii)) (A) such extended, renewed or replacement Lien shall be limited to all or a part of the same property that secured the Lien extended, renewed or replaced (plus improvements on such property) and (B) the principal or stated amount of the Indebtedness secured by such Lien at such time is not increased; (x) Liens relating to the purchase by such person or its foreign subsidiaries, in connection with a bona fide foreign currency hedging program, of futures or forwards contracts on margin, to the extent that the aggregate exposure of such person and its Subsidiaries under such Liens is limited in an amount equal to U.S. $1,000,000; (xi) Liens relating to Capitalized Lease Obligations of such person and its Subsidiaries which Capitalized Lease Obligations are existing as of the date hereof; (xii) Liens on assets of any foreign Subsidiary securing Indebtedness of such foreign Subsidiary permitted by Section 4.08(d)(iii); (xiii) Liens relating to Purchase Money Lien Obligations incurred in the ordinary course of business; provided that the aggregate amount of Indebtedness secured by Liens permitted by this clause (xiii) shall not exceed $10,000,000; and provided, further, that the incurrence of any such Indebtedness is permitted by Section 4.08 hereof; (xiv) Liens on assets of any Subsidiary securing Indebtedness of such Subsidiary permitted by Section 4.08(d)(i); and (xv) Liens (including extensions and renewals thereof) upon real or tangible personal property acquired by such person after the Initial Issuance Date; provided that, in the case of a Lien referred to in clause (xv), (A) any such Lien is created solely for the purpose of securing Indebtedness representing, or incurred to finance, refinance or refund, the cost (including the cost of construction) of the item of property subject thereto, (B) the principal amount of the Indebtedness secured by such Lien does not exceed 100% of the lesser of such cost or the Fair Market Value of such property at the time such Lien was created, (C) such Lien does not extend to or cover any property other than such item of property and any improvements on such item and (D) the incurrence of such Indebtedness is permitted by Section 4.08.

        "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or other agency or political subdivision thereof.

        "Preferred Stock Dividends" with respect to any person for any period means the aggregate dividends and other distributions on or in respect of or to the holders of any preferred stock of such person or its Subsidiaries paid during such period.

        "Principal" of a debt security means the stated principal of the security, plus, where appropriate, the premium, if any, thereon.

        "Purchase Agreement" means that certain Securities Purchase/Exchange Agreement relating to, among other things, the Securities dated as of October 24, 1990, by and among the Company and the purchasers named on the execution pages thereof, as amended, modified or supplemented from time to time in compliance with the terms thereof.

        "Purchase Money Lien Obligation" means Indebtedness secured by a purchase money mortgage, pledge or other Lien upon any property acquired by a person to effect the acquisition of such property, including, without limitation, any industrial development bonds incurred in connection with the acquisition of properties, related letters of credit and Liens securing such letters of credit; provided that (i) no such mortgage, pledge, or Lien shall
(A) extend to or cover any other property or (B) secure Indebtedness in excess of the lesser of the cost of the property subject to such mortgage, pledge, or lien or the Fair Market Value of such property at the time such mortgage, pledge or lien is created, and (ii) the term "Purchase Money Lien Obligation" shall not include any Capitalized Lease Obligation.

        "Redemption Date", when used with respect to any Security to be redeemed, means the date fixed by the Company for such redemption pursuant to this Indenture and the Securities.

        "Redemption Price", when used with respect to any Security to be redeemed, means the price fixed for such redemption pursuant to this Indenture and the Securities.

        "Refinancing Date" means _______________, 1995.

        "Registered Exchange Offer" has the meaning provided therefor in the Registration Rights Agreement.

        "Registrar" has the meaning provided in Section 2.03.

        "Registration Rights Agreement" means that certain Registration Rights Agreement relating to, among other things, the Securities dated as of October 24, 1990, by and among the Company and the purchasers named on the execution pages thereof, as amended, modified or supplemented from time to time in compliance with the terms thereof.

        "Representative" means (i) with respect to the Banks , the Bank Agent,
(ii) with respect to the Senior Notes, the Senior Note Trustee and (iii) with respect to any other issue of Senior Indebtedness, (A) the indenture trustee or
(B) any other trustee, agent or representative for all the holders or lenders of such issue of any Senior Indebtedness appointed by or with the consent of such holders or lenders.

        "Restricted Capital Stock" means (i) any preferred stock now in existence or hereafter issued by any Subsidiary of the Company, (ii) any Capital Stock now in existence or hereafter issued by the Company or any Subsidiary which by its terms is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, including upon the occurrence of specified events, in whole or in part, on or prior to the final maturity of the Securities, or (iii) any Capital Stock which is convertible into or exchangeable for any stock described in clause (i) or (ii) above.

        "Restricted Investments" means, with respect to any person, any advances or loans to, or investments (by way of transfers of property, contributions to capital, acquisitions of stock, securities or evidences of indebtedness, or otherwise) in, or guarantees on behalf of, any other person; except that the following shall not be deemed a Restricted Investment by the Company or any of its Subsidiaries: (A) advances or loans by any Subsidiary of the Company to, or investments by any Subsidiary of the Company in, the Company or any Wholly Owned Subsidiary of the Company; (B) the acquisition by the Company or any of its Subsidiaries of receivables owing to it, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms (provided that such provision does not prevent the Company or any Subsidiary from offering such concessionary trade terms as management deems reasonable in the circumstances); (C) investments by the Company and its Subsidiaries in cash and Cash Equivalents; (D) Interest Swap Obligations between the Company and its Affiliate or any Subsidiaries of the Company and their respective Affiliates; provided that such Interest Swap Obligations are entered into in the ordinary course of business on a basis no less favorable to the Company or such Subsidiary as would be obtained in a comparable arm's length transaction with a person which is not an Affiliate; and (E) loans or advances by the Company to or guarantees by the Company on behalf of employees of the Company, which loans, advances or guarantees are made in the ordinary course of business in connection with employee salary and benefit arrangements unanimously approved by disinterested members of the Company's Board of Directors sufficient to constitute a quorum thereof.

        "Restricted Securities" means the Securities, except that Securities shall cease to be Restricted Securities when (i) they have been registered under the Securities Act, the registration statement in connection therewith has been declared effective and they have been disposed of pursuant to such effective registration statement, or (ii) they have been disposed of pursuant to Rule 144 (or any similar provision then in force) under the Securities Act.

        "Revolving Credit Agreement" means collectively, all the agreements pursuant to which the Revolving Credit Facility was established.

        "Revolving Credit Facility" has the meaning provided therefor in the Senior Note Indenture.

        "Rights" has the meaning specified in the Rights Agreement.

        "Rights Agreement" means the Rights Agreement dated as of February 4, 1990 between the Company and Manufacturers Hanover Trust Company.

        "Sale Leaseback Transaction" means any transaction between the Company or any Subsidiary thereof and any other person providing for the sale or transfer by the Company or such Subsidiary of all or any substantial portion of any property or asset (whether real, personal or mixed) to such person with the intention of taking back a lease of such property.

        "SEC" means the Securities and Exchange Commission.

        "Securities" means the 15% Senior Subordinated Notes due 2000 of the Company, and any of them, as amended or supplemented from time to time in accordance with the Indenture, that are issued under this Indenture.

        "Securities Act" means the Securities Act of 1933, as amended from time to time, and the rules and regulations of the SEC promulgated thereunder.

        "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations of the SEC promulgated thereunder.

        "Senior Credit Agreements" means, collectively, the Senior Note Indenture, Senior Notes, the Revolving Credit Agreement, and the Collateral Documents.

        "Senior Creditors" means, collectively, the Banks and the Senior Note Purchasers.

        "Senior Notes" means, (i) up to $225,000,000 aggregate principal amount of Senior Notes due 2002 of the Company issued pursuant to the Senior Note Indenture and any Senior Notes issued upon the transfer therefor or substitution thereof as the same may be amended, modified supplemented or extended from time to time (provided that the term "Senior Notes" shall not include any amendment, modification, extension thereof, or supplement thereto, to the extent such amendment, modification, extension or supplement increases or permits any increase in the principal amount outstanding or to be outstanding thereunder not permitted under the terms of Section 4.08(b)(ii) ("Non-Permitted Increases"), and in the event any such Non-Permitted Increases are provided for in such amendment, supplement, modification or extension, the term "Senior Notes" shall thereafter mean the Senior Notes as in effect prior thereto without giving effect to such Non-Permitted Increases), and (ii) for all purposes hereunder other than Section 4.08(b)(ii), any refunding, refinancing or subsequent refinancing thereof, in whole or in part, permitted under Section 4.08(b)(ii) (which refunding or refinancing Indebtedness constitutes Senior Indebtedness), as the same may be amended, modified, supplemented or extended (subject to the limitations of Section 4.08(b)(ii) as if the provisions thereof applied to such Indebtedness).

        "Senior Note Indenture" means the indenture dated as of the Refinancing Date between the Company and The Bank of New York, as trustee, as the same may be amended, supplemented or modified in accordance with its terms.

        "Senior Note Purchasers" means the purchasers of the Senior Notes as of the Refinancing Date and any permitted subsequent holders thereof.

        "Senior Note Trustee" means The Bank of New York, the trustee for the Senior Notes.

        "Senior Refinancing" means the issuance by the Company of the Senior Notes and the establishment of the Revolving Credit Facility.

        "Senior Repayment Date" means the first day on which all Indebtedness evidenced by the Senior Credit Agreements (other than any refinancing or replacement of the Revolving Credit Facility) shall have been repaid in full.

        "Significant Subsidiary" of any person means any Subsidiary of such person which would be a "significant subsidiary" of such person as defined in clause (2) of the definition of such term in Rule 1.02(v) of Regulation S-X promulgated under the Securities Act.

        "Subordinated Indebtedness" means (i) the 13-7/8% Debentures, and (ii) any Indebtedness (whether outstanding on the Initial Issuance Date or hereafter created) which, pursuant to the terms of the instrument creating or evidencing the same is subordinate in right of payment to the Securities, to which Indebtedness the Securities shall be senior in right of payment.

        "Subsidiary" means, with respect to any person, (i) a corporation a majority of whose capital stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such person, by one or more Subsidiaries of such person or by such person and one or more Subsidiaries thereof or (ii) any other person (other than a corporation) in which such person, one or more Subsidiaries thereof or such person and one or more Subsidiaries thereof, directly or indirectly, at the date of determination thereof has at least a majority ownership interest or the power to elect or direct the election of a majority of the board of directors or other governing body of such person.

        "13-7/8% Debentures" means the Company's 13-7/8% Convertible Subordinated Debentures due January 15, 2002.

        "TIA" means the Trust Indenture Act of 1939, as amended (15 U.S. Code Section Section 77aaa-77bbbb) as in effect on the date of this Indenture, except as provided in Section 10.03.

        "Trust Officer" means any officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

        "Trustee" means the party named as such in this Indenture until a successor replaces such party in accordance with the provisions of this Indenture, and thereafter means such successor.

        "U.S. Government Obligations" shall have the meaning set forth in
Section 8.01(1).

        "Voting Stock" means, with respect to any person, Capital Stock of any class or classes if the holders of such Capital Stock are ordinarily, in the absence of contingencies, entitled to vote for the election of the directors (or other persons performing similar functions) of such person even though the right so to vote has been suspended by the happening of such a contingency.

        "Warrant Agreement" means the Warrant Agreement dated as of October 24, 1990 between the Company and Manufacturers Hanover Trust Company, as warrant agent, as the same may be amended, supplemented or modified in accordance with its terms.

        "Warrant Shares" and "Warrants" each have the meaning provided therefor in the Warrant Agreement.

        "Wholly Owned Subsidiary" of any person shall mean any Subsidiary of such person of which all of the outstanding shares of Capital Stock (other than directors' qualifying shares, if required by law) are owned directly by such person or a Wholly Owned Subsidiary of such person; provided that Electronic Data Preparation Corporation ("EDP") shall constitute a Wholly Owned Subsidiary of the Company for all purposes hereunder, so long as the Company or a Wholly Owned Subsidiary thereof (other than EDP) owns, directly or indirectly, at least 98% of the outstanding shares of Capital Stock of EDP.

        "Working Capital" means, for any person at any date, as determined on a consolidated basis in accordance with generally accepted accounting principles, the amount by which the Current Assets of such person and its Subsidiaries at such date exceeds the Current Liabilities of such person and its Subsidiaries at such date.

SECTION 1.02.      Other Definitions.

                 Term                                   Defined in Section
                 ----                                   ------------------
                 "Acceleration Date"                            6.02
                 "Application Date"                             4.19
                 "Asset Sale Offer"                             4.19
                 "Asset Sale Offer Amount"                      4.19
                 "Asset Sale Purchase Date"                     4.19
                 "Bankruptcy Law"                               6.01

                 "Change of Control Date"                       4.18
                 "Change of Control Offer"                      4.18
                 "Change of Control Payment Date"               4.18
                 "Custodian"                                    6.01
                 "Default Rate"                                 4.01
                 "Electronic Data"                              4.03
                 "Event of Default"                             6.01
                 "Florida AAC"                                  4.03
                 "4.08 Offer"                                   4.08
                 "4.08 Payment Date"                            4.08
                 "Free Cash Flow Offer"                         4.22
                 "Free Cash Flow Offer Amount"                  4.22
                 "Guarantee Agreements"                         5.01
                 "Group"                                        1.01
                 "Incur"                                        4.08
                 "Minimum Amount"                               4.07
                 "Offer"                                        4.07
                 "Offer Amount"                                 4.07
                 "Ownership Change"                             4.25
                 "Payment"                                      9.02
                 "Period"                                       4.22
                 "Prepayment Date"                              4.22
                 "Purchase Date"                                4.07
                 "Replacement Revolver"                         4.23
                 "Security Interest Agreements"                 5.01
                 "Senior Indebtedness"                          9.01
                 "Stock Application Date"                       4.19
                 "Stock Sale Offer"                             4.19
                 "Stock Sale Offer Amount"                      4.19
                 "Stock Sale Purchase Date"                     4.19
                 "Subsidiary Security Interest Agreements"      5.01
                 "Trigger Date"                                 4.03

SECTION 1.03.      Incorporation by Reference of Trust Indenture Act.

                 Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

                 "Commission" means the SEC;

                 "indenture securities" means the Securities;

                 "indenture security holder" means a Holder or a Securityholder;

                 "indenture to be qualified" means this Indenture;

                 "indenture trustee" or "institutional trustee" means the Trustee; and

                 "obligor" on the indenture securities means the Company or any other obligor on the Securities.

                 All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings assigned to them therein.

SECTION 1.04.      Rules of Construction.

                 Unless the context otherwise requires:

                 (1)      a term has the meaning assigned to it;

                 (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles in the United States as in effect on the date hereof as set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board;

                 (3)      "or" is not exclusive;

                 (4) words in the singular include the plural, and words in the plural include the singular;

                 (5) provisions apply to successive events and transactions; and

                 (6) herein, hereof and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other Subdivision.

                                   ARTICLE 2

                                 THE SECURITIES

SECTION 2.01.    Form and Dating.

            The Securities and the Trustee's certificate of authentication shall be substantially in the form set forth in Exhibit A, which is incorporated in and forms a part of this Indenture; except that if the Trustee receives an Opinion of Counsel, upon which the Trustee is expressly authorized to rely, which opinion is reasonably satisfactory to the Company, to the effect that the legend which appears as the first paragraph of such Exhibit A is no longer required, such legend may be deleted from such form of the Securities. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. The Company shall approve the form of the Securities and any notation, legend or endorsement on them and its execution shall constitute conclusive evidence of its approval. Each Security shall be dated the date of its authentication.

            All calculations of interest payable on the Securities shall be based on a 360-day year and the actual number of days elapsed.

SECTION 2.02.    Execution and Authentication; Aggregate Principal Amount.

            One Officer shall sign the Securities for the Company by facsimile or manual signature.

            If a person whose signature is on a Security as an Officer was an Officer at the time of execution and no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

            A Security shall not be valid until a Trust Officer of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

            The Trustee shall authenticate and deliver to the Company or at its order Securities for original issue in the aggregate principal amount of up to $215,904,000 ($224,900,000 Fully Accreted Value), upon a written order of the Company signed by an Officer of the Company. The order shall specify the amount of Securities to be authenticated and the date on which the original issue of Securities is to be authenticated. The aggregate principal amount of Securities outstanding at any time may not exceed $215,904,000 ($224,900,000 fully Accreted Value), except as provided in Section 2.07.

            The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate.

            The Securities shall be issuable only in registered form without coupons and only in denominations of $960 principal amount ($1,000 Fully Accreted Value) and any integral multiple thereof.

SECTION 2.03.        Registrar and Paying Agent.

            The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Securities may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-Registrars and one or more additional Paying Agents. The term "Paying Agents" includes any additional Paying Agent.

            The Company shall enter into an appropriate agency agreement with any Paying Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall give prompt written notice to the Trustee of the name and address of any such Agent and any change in the address of such Agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such.

            The Company initially appoints the Trustee as Registrar and Paying Agent. The Company or a Subsidiary of the Company may act as Registrar and/or Paying Agent except that, for purposes of Articles 3 and 8 and Sections 4.07, 4.08, 4.16, 4.18, 4.19 and 4.22, neither the Company nor any Subsidiary of the Company shall act as Paying Agent.

SECTION 2.04.        Paying Agent To Hold Money in Trust.

            The Company shall require each Paying Agent other than the Trustee to agree in writing that such Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest (including the portion of Fully Accreted Value consisting of interest) on the Securities (whether such money has been paid to it by the Company or any other obligor on the Securities), and shall notify the Trustee of any default by the Company (or any other obligor on the Securities) in making any such payment. If the Company or a Subsidiary of the Company acts as Paying Agent, it shall segregate the money and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed, and the Trustee may at any time during the continuance of any payment default, upon written request to a Paying Agent, require such Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed. Upon doing so, the Paying Agent shall have no further liability for the money so paid over to the Trustee.

SECTION 2.05.        Securityholder Lists.

            The Registrar shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee on or before each semiannual interest payment date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders (including such a list as of each regular record date for the payment of interest).

            Until such time as no outstanding Securities are Restricted Securities, the Trustee shall maintain a list of Securities, if any, which are not Restricted Securities.

SECTION 2.06.        Transfer and Exchange.

            Subject to Section 2.14, when Securities are presented to the Registrar or a co-Registrar with a request to register the transfer or to exchange them for an equal principal amount (and an equal Fully Accreted Value) of Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met. To permit registrations of transfer and exchanges, the Company shall execute and the Trustee shall authenticate Securities at the Registrar's request. No service charge shall be made for any registration of transfer or exchange, but the Company may require from the transferring or exchanging Securityholder payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchanges pursuant to (i) Section 2.10, 3.06 or 10.05 or (ii) to the extent such exchange relates to any unpurchased part of the Security surrendered in an offer, Sections 4.07, 4.08, 4.18, 4.19 or 4.22).

            The Registrar need not register the transfer or exchange of (a) any Securities selected for redemption in whole or in part, except for the unredeemed portion thereof, or (b) any Securities for a period of 15 days before a selection of Securities to be redeemed.

            For so long as the Securities are not registered under the Securities Act, the Registrar shall not be required to register the transfer of a Security until the Trustee has been directed to do so by the Company and has been advised by the Company that an Opinion of

Counsel acceptable to the Company has been received by the Company (which counsel may be an employee of the Securityholder) to the effect that the transfer of such Security is exempt from registration under the Securities Act or such registration is not required.

SECTION 2.07.        Replacement Securities.

            If a mutilated Security is surrendered to the Trustee or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the Trustee's requirements are met. If required by the Trustee or the Company, the applicant for a substituted Security shall furnish a letter of indemnification or indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee or any Agent from any loss which any of them may suffer if a Security is replaced. The Company may charge such Holder for its expenses in replacing a Security. Every replacement Security shall be an additional obligation of the Company.

SECTION 2.08.        Outstanding Securities.

            Securities outstanding at any time are all Securities that have been authenticated by the Trustee, except for those cancelled by it, those delivered to it for cancellation and those described in this Section as not outstanding. A Security does not cease to be outstanding because the Company or one of its Affiliates holds the Security.

            If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

            If the Paying Agent (other than the Company or a Subsidiary of the Company) holds, on a redemption date or maturity date, money sufficient to pay all Securities payable on that date, then on and after that date such Securities cease to be outstanding and interest on them ceases to accrue unless and until, pursuant to Article 9, the Paying Agent is unable to make payments on the Securities to the Holders thereof.

SECTION 2.09.        Voting Securities.

            In determining whether the Holders of the required principal amount of outstanding Securities have given any request, demand, authorization, direction or notice or concurred in any amendment, supplement, waiver or consent or taken any other action hereunder, Securities owned by the Company or any of its Subsidiaries, any other obligor upon the Securities or any controlled Affiliate of the Company or any of its Subsidiaries or such other obligor, shall be disregarded and deemed not to be outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, amendment, supplement, waiver, consent or action, only Securities which the Trustee knows are so owned shall be so disregarded.

SECTION 2.10.        Temporary Securities.

            Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities in exchange for temporary Securities.

SECTION 2.11.        Cancellation.

            The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for transfer, exchange or payment. The Trustee and no one else shall cancel all Securities surrendered for transfer, exchange, payment or cancellation and, unless otherwise instructed by the Company, the Trustee shall destroy cancelled Securities and deliver a certificate of destruction to the Company. The Company may not issue new Securities to replace Securities it has paid or delivered to the Trustee for cancellation.

SECTION 2.12.        Defaulted Interest.

            If the Company defaults in a payment of interest on the Securities, it shall pay the defaulted interest, plus, to the extent permitted by law, any interest payable on the defaulted interest at the Default Rate, to the persons who are Securityholders on a subsequent special record date. Such record date shall be the tenth day next preceding the date fixed by the Company for the payment of defaulted interest, whether or not such preceding tenth day is a Business Day. At least 15 days before the special record date, the Company shall mail to each Securityholder and the Trustee a notice that states the special record date, the payment date (which shall be a Business Day) and the amount of defaulted interest to be paid. Notwithstanding the foregoing, any interest which is paid prior to the expiration of the 15-day or 30-day period, as the case may be, set forth in Section 6.01(1), shall be paid to Holders of Securities as of the record date for the interest payment date for which interest has not been paid.

SECTION 2.13.        Home Office Payment Agreements.

            Payments of interest on, and all or any portion of the principal of, any Security which is not a Restricted Security shall be made by check to the Holder mailed to the address of such Holder (as of the applicable regular or special record date for any such interest payment). Notwithstanding any provisions of this Indenture and of the Securities to the contrary, such principal and interest payments on a Restricted Security (other than the final payment of Fully Accreted Value of and premium, if any, with respect thereto, if the Trustee or the Company shall have requested surrender of such Restricted Security at least 15 days prior to such payment) shall be made by the Trustee directly to the Holder of such Restricted Security (net of any customary and reasonable wire transfer charges imposed by the Trustee) by federal funds wire transfer without surrender or presentation thereof to the Trustee if the Holder has filed an agreement with the Trustee (with a copy to the Company) providing that (i) such payment will be so made and (ii) such Holder (or the person for whom such Holder is a nominee) will, before selling, transferring or otherwise disposing of any such Restricted Security, make a notation thereon, or submit the same to the Trustee for notation thereon, of the date to which interest has been paid thereon and the amount of all redemptions previously made thereon, or surrender the same to the Trustee in exchange for a Restricted Security or Restricted Securities aggregating the same principal amount (and same Fully Accreted Value) as the unredeemed principal amount (and Fully Accreted Value) of the Restricted Securities surrendered. The final payment of the Fully Accreted Value of, and premium, if any, with respect to a Security may be made only upon presentment of such Security to the Trustee or Paying Agent. The Trustee shall not incur any liability, and the Company will indemnify and save the Trustee harmless against any loss, damage, liability or expense (including reasonable attorneys' fees) resulting from any act or omission to act on the part of the Company or any such Holder in connection with any such agreement or which the Trustee may incur as a result of making any payment in accordance with any such agreement.

SECTION 2.14.        Legends; Restrictions on Transfer.

            (a) Until such time as the Company and the Trustee have been provided with an opinion of counsel of recognized standing in securities law (including in-house or special counsel), which shall be reasonably satisfactory in form and substance to the Company, to the effect that the Securities are no longer Restricted Securities, all Securities issued hereunder shall bear the following legend:

         "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY BE REOFFERED AND SOLD ONLY IF SO REGISTERED OR PURSUANT TO ANY EXEMPTION FROM SUCH REGISTRATION."

provided, however, that if the Company and the Trustee have been provided with documentation, as reasonably required by the Company and the Trustee, to evidence that a Security has been designated a 144A Trading System Security and shall be trading on the applicable 144A Trading System, then so long as such Security is so eligible and trading on such system, such legend shall, at the request of the Holder and upon presentation of such Security, be removed therefrom; provided, further, that when such Security shall no longer be eligible as a 144A Trading System Security or traded on a 144A Trading System, such legend shall be reinstated until removed as provided in the first clause of this sentence.

            (b) Prior to any transfer of any Security required to bear the legend set forth in Section 2.14(a), in whole or in part (other than pursuant to an effective registration statement under the Securities Act or a sale or other disposition made pursuant to Rule 144 (or any successor rule) promulgated under such Act or any sale on a 144A Trading System; provided that with respect to a sale on a 144A Trading System, prior to any subsequent transfer or sale outside of such 144A Trading System, such Holder shall notify the Company and arrange for the above legend to be reinstated on such Security (to the extent such legend was removed pursuant to paragraph (a) above)), the Securityholder thereof shall furnish, at the expense of such Securityholder, to the Company and the Trustee an opinion of counsel of recognized standing in securities law (including in-house or special counsel) which shall be reasonably satisfactory in form and substance to the Company, to the effect that such transfer would not be in violation of the Securities Act.

            (c) Each Security issued hereunder shall bear the following legend:

         "FOR PURPOSES OF SECTION 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS
         AMENDED: (i) THE ISSUE DATE OF THIS SECURITY IS OCTOBER 29, 1990; (ii) THE YIELD TO MATURITY IS 15.808%; (iii) THE ORIGINAL ISSUE DISCOUNT PER $1,000 FULLY ACCRETED VALUE IS $40; AND (iv) THE APPROXIMATE METHOD HAS BEEN USED TO DETERMINE YIELD FOR THE ACCRUAL PERIOD BEGINNING OCTOBER 29, 1990 AND ENDING NOVEMBER 1, 1990 AND THE AMOUNT OF ORIGINAL ISSUE DISCOUNT PER $1,000 FULLY ACCRETED VALUE ALLOCABLE TO THE ACCRUAL PERIOD BEGINNING OCTOBER 29, 1990 AND ENDING NOVEMBER 1, 1990 IS $1.69."

                                   ARTICLE 3

                                   REDEMPTION

SECTION 3.01.        Notices to Trustee.

            If the Company elects to redeem all or any of the Securities pursuant to the optional redemption provisions of this Article 3 and paragraph 4 of the Securities, it shall notify the Trustee by an Officers' Certificate at least 45 days before the redemption date (unless a shorter notice shall be satisfactory to the Trustee) of the redemption date and the principal amount of Securities to be redeemed.

            If the Company elects to reduce the principal amount of Securities required to be redeemed as permitted pursuant to the mandatory redemption provisions of this Article 3 and paragraph 4 of the Securities, it shall notify the Trustee of the amount of the reduction and the basis for it. If the Company elects, and is permitted by the terms hereof, to credit against any such redemption Securities not previously delivered to the Trustee for cancellation, it shall deliver such Securities with the notice.

            If the Registrar is not the Trustee, the Company shall, concurrently with each notice of redemption, cause the Registrar to deliver to the Trustee a certificate (upon which the Trustee may rely) setting forth the amounts of and identifying Restricted Securities held by any Holder.

SECTION 3.02.        Selection of Securities To Be Redeemed.

            If fewer than all of the Securities are to be redeemed, the Trustee shall allocate the total principal amount to be redeemed pro rata between Restricted Securities held by the Securityholders and the remaining Securities, based upon the outstanding principal amount of Securities which are Restricted Securities held by the Securityholders and the remaining Securities. The Restricted Securities (or portions thereof in integral multiples of $960 principal amount ($1,000 Fully Accreted Value)) held by the Securityholders to be redeemed shall be selected pro rata (or as nearly pro rata as practicable) and the remaining Securities to be redeemed shall be selected in a fair and reasonable manner chosen at the discretion of the Trustee.

            The Trustee shall make the selection from the Securities outstanding, subject to redemption and not previously called for redemption. Securities in denominations of $960 principal amount ($1,000 Fully Accreted Value) may only be redeemed in whole. The Trustee may select for redemption portions (equal to $960 principal amount ($1,000 Fully Accreted Value) or any integral multiple thereof) of the principal of Securities that have denominations larger than $960 principal amount ($1,000 Fully Accreted Value). Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

            The Trustee shall promptly notify the Company of the Securities or portions thereof selected for redemption.

SECTION 3.03.     Notice of Redemption.

            At least 30 days but not more than 60 days before a redemption date, the Company shall mail a notice of redemption by first class mail to each Holder whose Securities are to be redeemed at its address as it appears in the Securities register maintained by the Registrar.

            The notice shall identify the Securities to be redeemed and shall state:

                  (1)   the redemption date;

                  (2) the redemption price and the amount of accrued interest, if any, to be paid;

                  (3)   the name and address of the Paying Agent;

                  (4) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

                  (5) that, unless the Company defaults in making the redemption payment, interest on Securities called for redemption ceases to accrue on and after the redemption date and the only remaining right of the Holders is to receive payment of the redemption price upon surrender to the Paying Agent of the Securities;

                  (6) the paragraph of the Securities pursuant to which Securities are being redeemed; and

                  (7) if any Security is being redeemed in part, the portion of the principal amount (equal to $960 ($1,000 Fully Accreted Value) or any integral multiple thereof) of such Security to be redeemed and that, on and after the redemption date, upon surrender of such Security, a new Security or Securities in principal amount (and Fully Accreted Value) equal to the principal amount (and Fully Accreted Value) of the unredeemed portion thereof will be issued.

            At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense.

SECTION 3.04.     Effect of Notice of Redemption.

            Once notice of redemption is mailed, and deposit of the redemption price with the Paying Agent has been made as provided in Section 3.05, Securities called for redemption become due and payable on the redemption date and at the redemption price and shall cease to bear interest from and after the redemption date (unless the Company shall default in the payment of the redemption price or accrued interest). Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price, plus (without duplicating interest included in Fully Accreted Value) accrued interest to the redemption date.

SECTION 3.05.     Deposit of Redemption Price.

            On or prior to each redemption date, the Company shall deposit with the Paying Agent in immediately available funds money sufficient to pay the redemption price of and (without duplicating interest included in Fully Accreted Value) accrued interest on all Securities to be redeemed on that date other than Securities or portions thereof called for redemption on that date which have been delivered by the Company to the Trustee for cancellation.

SECTION 3.06.     Securities Redeemed in Part.

            Upon surrender of a Security that is redeemed in part, the Company shall issue and the Trustee shall authenticate for the Holder a new Security in principal amount (and Fully Accreted Value) equal to the principal amount (and Fully Accreted Value) of the unredeemed portion of the Security surrendered.

                                   ARTICLE 4

                                   COVENANTS

SECTION 4.01.     Payment of Securities.

            The Company shall pay the principal of the Securities and interest thereon (including interest comprised of the excess of Fully Accreted Value over the principal amount) on the dates and in the manner provided in the Securities and this Indenture. An installment of principal or interest shall be considered paid on the date due if the Trustee or Paying Agent

(other than the Company, any Subsidiary or an Affiliate of the Company) holds on that date money designated for and sufficient to pay the installment.

            The Company shall pay interest on overdue principal and on overdue installments of interest (including (i) interest comprised of the excess of Fully Accreted Value over the principal amount and (ii) any post petition interest in any proceeding under any Bankruptcy Law) in each case, to the extent lawful, at the rate per annum borne by the Securities plus (only until such time as at least 30% of the aggregate principal amount of the Securities are no longer Restricted Securities) 1% (the "Default Rate"). The Company shall notify the Trustee in writing when the time period referred to in the foregoing parenthetical is applicable.

SECTION 4.02.     Maintenance of Office or Agency.

            The Company will maintain an office or agency where Securities may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee as set forth in Section 11.02.

            The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

            The Company hereby initially designates the Corporate Trust Office of the Trustee located in Boston, Massachusetts as such office of the Company in accordance with Section 2.03 hereof.

SECTION 4.03.     Limitation on Restricted Payments.

            (a) The Company will not, and will not permit any Subsidiary of the Company to, directly or indirectly, (1) declare or pay any dividend or make any distribution on or with respect to any Capital Stock of the Company or any Subsidiary of the Company (other than dividends or distributions payable on Capital Stock of any Wholly Owned Subsidiary of the Company), (2) make any Restricted Investments, (3) purchase, redeem, defease or otherwise acquire or retire for value (including by way of business combination or otherwise) any Capital Stock of the Company or any Subsidiary of the Company (other than a

Wholly Owned Subsidiary of the Company) or (4) purchase, redeem, defease or otherwise acquire or retire for value (other than for Capital Stock which is not Restricted Capital Stock) prior to its scheduled maturity date any Indebtedness which is not Senior Indebtedness under the terms of this Indenture and has the same or longer scheduled maturity than the Securities, or amend the terms of any such Indebtedness so as to accomplish the same result (collectively, "Restricted Payments"), if at the time of such Restricted Payment or after giving effect thereto, (i) a Default or an Event of Default shall have occurred and be continuing, (ii) the Consolidated Net Worth of the Company as of the last day of its preceding fiscal quarter for which financial information is publicly available is less than or equal to zero or (iii) the aggregate amount expended for such Restricted Payments subsequent to the end of the Company's first fiscal quarter that the Company reports a Consolidated Net Worth greater than zero (the "Trigger Date") (the amount expended for such purposes, if other than in cash, shall be the Fair Market Value of such property as determined by the Board of Directors in good faith, whose determination shall be conclusive (in the absence of manifest error or fraud on the part of the Board of Directors) and evidenced by a certified resolution of the Board of Directors filed with the Trustee) would equal or exceed the sum of:

            (A) 25% of the Consolidated Net Income (or if Consolidated Net Income shall be a deficit, minus 100% of such deficit) of the Company accrued for the period commencing on the day immediately following the Trigger Date through and including the last day of the fiscal quarter for which financial information is publicly available (taken as a single accounting period); and

            (B) the sum of (i) the aggregate Net Proceeds, including the Fair Market Value of property other than cash (as determined by the Board of Directors in good faith, whose determination shall be conclusive (in the absence of manifest error or fraud on the part of the Board of Directors) and evidenced by a certified resolution of the Board of Directors filed with the Trustee), received by the Company from the issue or sale after the Trigger Date of its Capital Stock (other than (W) Capital Stock issued upon conversion or exercise of the Convertible Preferred Stock, the Exchange Debentures or the Warrants,
         (X) Restricted Capital Stock (provided that the proceeds from the issuance of such Restricted Capital Stock may be included only when and to the extent that shares of such Restricted Capital Stock are subsequently converted into or exchanged for other shares of Capital Stock which do not constitute Restricted Capital Stock), (Y) Capital Stock issued to a Subsidiary or other controlled Affiliate of the Company and (Z) Capital Stock which, by its terms, is convertible into or exchangeable for securities other than Capital Stock of the Company which is not Restricted Capital Stock) and (ii) the aggregate Net Proceeds, including the Fair Market Value of property other than cash (as determined by the Board of Directors in good faith, whose determination shall be conclusive (in the absence of manifest error or fraud on the part of the Board of Directors) and evidenced by a certified resolution of the Board of Directors filed with the Trustee) received by the Company from the issue and sale after the Trigger Date of Indebtedness (other than the Exchange Debentures that has been converted into Capital Stock (other than Restricted Capital Stock) of the Company.

            (b) Notwithstanding the foregoing provisions of this Section 4.03, if, immediately after giving effect thereto, no Default or Event of Default shall have occurred and be continuing, the restrictions of such Section 4.03(a) will not prohibit the following actions by the Company or any of its
Subsidiaries: (A) the acquisition or retirement of Capital Stock of the Company or any Subsidiary thereof solely in exchange for, or through the application of Net Proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company or other controlled Affiliate of the Company) of, other shares of Capital Stock of the Company (other than Restricted Capital Stock) or warrants (other than the Warrants) or rights to purchase shares of Capital Stock of the Company (other than Restricted Capital Stock); (B) the declaration and payment by the Company of dividends or distributions in its Capital Stock (other than Restricted Capital Stock); (C) the payment of any dividend within 60 days after the declaration thereof, if, at the date of declaration, such dividend complied with the provisions of Sections 4.03(a) and
(d); (D) the declaration and payment by the Company of dividends on the Convertible Preferred Stock at a rate not in excess of the rate provided in the Company's Restated Articles of Incorporation as in effect on the Initial Issuance Date with respect to such stock; (E) the redemption by the Company of the Rights (provided that payments made for redemption thereof shall not exceed $60,000 in the aggregate); (F) Restricted Investments by the Company in joint ventures (provided that the business and property which is the subject of such joint ventures is in the same or substantially similar line or lines of business as one or more of the lines of business in which the Company or any of its Subsidiaries is engaged on the Initial Issuance Date); (G) declaration and payment by the Company of dividends on any preferred stock issued by the Company after the Initial Issuance Date; or (H) the optional redemption by the Company of Securities pursuant to the provisions of this Indenture and the Securities; provided, however, that the aggregate amount of Restricted Payments made pursuant to clauses (F) and (G) shall not exceed $10,000,000; and provided, further, that the amount of Restricted Payments made pursuant to clauses (C), (D), (E), (F) and (G) shall be included in any computation of the amount of Restricted Payments made pursuant to Section 4.03(a)(iii).

            (c) Notwithstanding the foregoing provisions of this Section 4.03, the restrictions contained in Section 4.03(a) and (b) will not prohibit:
(1) the exchange by the Company of the Convertible Preferred Stock for Exchange Debentures (such exchange being subject to the requirements of Section 4.08);
(2) the conversion by the Company of Convertible Preferred Stock or Exchange Debentures into other shares of Capital Stock (other than Restricted Capital Stock); (3) payment of cash by the Company in lieu of issuing fractional shares of Common Stock pursuant to the Warrant Agreement as in effect in the

Initial Issuance Date; (4) redemptions and repurchases by the Company of Securities pursuant to the mandatory redemption provisions of paragraph 4(b) of the Securities and Sections 4.07, 4.08, 4.16, 4.18, 4.19 and 4.22 hereof; or
(5) the repurchase of the Securities pursuant to a Registered Exchange Offer.

            (d) Notwithstanding anything to the contrary in the foregoing provisions of this Section 4.03, the Company shall not declare or pay any cash dividends on or make any cash distribution on or with respect to any of its Common Stock or purchase, redeem, defease or otherwise acquire for value (including by way of business combination or otherwise) any of its Common Stock at any time (i) prior to the later to occur of (A) the Trigger Date and (B) the consummation of the first Free Cash Flow Offer with respect to the Securities or (ii) during any fiscal quarter of the Company if the Company's Consolidated Net Worth at the end of the next preceding fiscal quarter was less than or equal to zero.

            (e) Notwithstanding anything to the contrary contained in this Indenture, the Company will not, and will not permit any of its Subsidiaries to, repay any Indebtedness of the Company to its Subsidiary, Florida AAC Corporation, a Florida corporation, or any successor thereto or assign thereof (collectively, "Florida AAC") or to its Subsidiary, Electronic Data Processing Corporation, a Florida corporation, or any successor thereto or assign thereof (collectively, "Electronic Data"), unless prior thereto the Company shall have
(i) caused Florida AAC or Electronic Data, as the case may be, to issue a Contingently Issuable Guarantee in accordance with Section 4.24(b) hereof, or
(ii) received approval of such repayment in writing from the Holders of a majority in principal amount of the Securities then outstanding; provided that the provisions of this Section 4.03(e) shall not prohibit any such repayment of Indebtedness to Florida AAC to the extent that the proceeds of such repayment are used, directly or indirectly, to make payments of principal of or interest on the 9% Debentures.

            (f) Notwithstanding anything to the contrary contained in this Indenture, provided that, immediately after giving effect thereto, no Default or Event of Default shall have occurred and be continuing, the Company (or any Subsidiary of the Company) may apply the proceeds derived from the Senior Refinancing during Fiscal Year 1995 to redeem up to $10,500,000 of 9% Debentures, repurchase up to $3,500,000 of Subordinated Indebtedness and/or securities and redeem 13-7/8% Debentures; provided, further, that with respect to the 13-7/8% Debentures, to the extent that an amount less than $50,000,000 fully accreted value of the Securities is tendered in connection with the Senior Refinancing, the Company may only apply the difference between $50,000,000 and such lesser amount to redeem the 13-7/8% Debentures.

SECTION 4.04.     Limitation on Dividend and Other Payment
                  Restrictions Affecting Subsidiaries.

            The Company will not, and will not permit any Subsidiary of the Company to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of such Subsidiary to (i) pay dividends or make any other distributions on any Capital Stock of such Subsidiary to its parent, make any distributions on any other interest or participation in, or measured by, its profits, owned by the Company or any of its Subsidiaries, or pay any Indebtedness owed to the Company or any of its Subsidiaries, (ii) make any loans or advances to the Company or any Subsidiary of the Company, (iii) pay any Indebtedness owed to the Company or a Subsidiary of the Company or (iv) transfer any of its property or assets to the Company or any Subsidiary of the Company, except, in each such case, for such encumbrances or restrictions existing under or by reasons of (a) applicable law, (b) any instrument governing Indebtedness of a person acquired by the Company or any Subsidiary of the Company at the time of such acquisition, which Indebtedness was not incurred in connection with or in contemplation of such acquisition and which encumbrance or restriction is not applicable to any person, or the properties or assets of any person, other than the person, or the property or assets of the person, so acquired, (c) the Senior Credit Agreements, all as in effect on the Refinancing Date, (d) this Indenture, and
(e) the indenture pursuant to which the Exchange Debentures may be issued, as in effect on the Initial Issuance Date.

SECTION 4.05.     Compliance Certificate.

            (a) The Company shall deliver to the Trustee, within 45 days after the end of each fiscal quarter of the Company and within 90 days after the end of each fiscal year of the Company, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal quarter or fiscal year has been made under the supervision of the signing Officers with a view to determining whether any Default or Event of Default exists or has occurred under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his knowledge, after due inquiry, there is no Default or Event of Default (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he may have knowledge, after due inquiry, and what action the Company is taking or proposes to take with respect thereto) and that to the best of his knowledge, after due inquiry, no event has occurred and remains in existence by reason of which payments on account of the principal of or interest on the Securities are prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto. Prior to the earlier of the date on which the Shelf Registration (as referred to and defined in the Registration Rights Agreement) is declared effective or any of the Securities are no longer Restricted Securities, the Company shall also mail such Officers' Certificate to the Holders simultaneously with delivering such notice to the Trustee.

            (b) The Company will, so long as any of the Securities are outstanding, deliver to the Trustee, prompt written notice of (but in no event later than five Business Days after the Company obtains knowledge thereof) any Default or Event of Default or an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto. Prior to the earlier of the date on which the Shelf Registration (as referred to and defined in the Registration Rights Agreement) is declared effective or any of the Securities are no longer Restricted Securities, the Company shall also mail such notice to the Holders simultaneously with delivering such notice to the Trustee; provided that the Company shall cause the Trustee to continue to mail such notice to any Holder on the Initial Issuance Date who continues to be a Holder promptly after the time such notice is delivered to the Trustee.

SECTION 4.06.     SEC Reports.

            (a) The Company shall file with the Trustee, within 10 days after it files them with the SEC, and shall cause the Trustee to mail to the Holders at their last registered address promptly thereafter, copies of the annual reports and of the other information, documents, and reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to Sections 13 or 15(d) of the Securities Exchange Act. If the Company is not subject to the requirements of such Sections 13 or 15(d) of the Securities Exchange Act, the Company shall file with the Trustee and shall mail to the Holders at their last registered address, within 15 days after it would have been required to file such information with the SEC if the Company had been so subject, financial statements, including any notes thereto and with respect to annual reports, an auditors' report by an accounting firm of established national reputation, and a "Management's Discussion and Analysis of Financial Condition and Results of Operations", both comparable to that which the Company would have been required to include in such annual reports, information, documents or other reports if the Company was subject to the requirements of such Section 13 or 15(d) of the Securities Exchange Act. The Company shall also comply with the provisions of TIA Section 314(a).

            (b) So long as any of the Securities remain outstanding, the Company shall cause an annual report to shareholders and each quarterly or other financial report furnished by it to shareholders to be filed with the Trustee and mailed to the Holders at their addresses appearing in the register of Securities maintained by the Registrar at the time of such mailing or furnishing to shareholders. If the Company is not required to furnish annual or quarterly reports to its shareholders pursuant to the Securities Exchange Act, the Company shall cause its financial statements, including any notes thereto and with respect to annual reports, an auditors' report by an accounting firm of established national reputation, and a "Management's Discussion and Analysis of Financial Condition and Results of Operations", to be so mailed to the Holders and the Trustee within 90 days after the end of each of the Company's fiscal years and within 45 days after the end of each of the first three quarters of each fiscal year.

SECTION 4.07.     Maintenance of Consolidated Net Worth.

            If the Company's Consolidated Net Worth at the end of each of any two consecutive fiscal quarters of the Company is less than the applicable Minimum Amount (as defined below), then the Company shall make an offer (the "Offer") to purchase on the last day of the fiscal quarter of the Company next following such second fiscal quarter (any such date being referred to herein as a "Purchase Date"), 10% aggregate principal amount of Securities originally issued (or such lesser amount as may be outstanding at the time, if less than 10% of the aggregate principal amount of Securities originally issued are then outstanding) (the "Offer Amount") on the Purchase Date at a purchase price equal to 100% of the Fully Accreted Value of the Securities plus (without duplicating interest included in Fully Accreted Value) accrued interest thereon to the Purchase Date; provided, however, that if such second fiscal quarter is the last quarter of the Company's fiscal year, the Purchase Date shall be 15 days after the last day of the fiscal quarter next following such second fiscal quarter. The term "Minimum Amount" means Consolidated Net Worth of the Company equalling the following amounts: (i) $10,000,000 for the period from September 30, 1994 through and including September 29, 1996; and (ii) $85,000,000 for the period from September 30, 1996 and thereafter. The Company may only credit against its obligation to offer to repurchase Securities on any Purchase Date the Fully Accreted Value of Securities optionally redeemed by the Company (to the extent then permitted by paragraph 4(a) of the Securities) during the fiscal quarter of the Company including such Purchase Date and the immediately preceding fiscal quarter and surrendered to the Trustee for cancellation and not previously used as a credit against any obligation to redeem Securities pursuant to paragraph 4(b) thereof or to offer to purchase Securities pursuant to this Section 4.07 or Section 4.19 or 4.22 hereof. In no event shall the failure to meet the Consolidated Net Worth stated above at the end of any fiscal quarter be counted toward more than one such Offer.

            The Company shall provide the Trustee with notice of the Offer at least 45 days, or such shorter period as to which the Trustee shall consent, before any such Purchase Date and at least 10 Business Days before the notice of any Offer is mailed to Holders in accordance with the next paragraph.

            Notice of an Offer shall be mailed by the Company not less than 30 days nor more than 60 days before the Purchase Date to the Holders of all Securities at their last registered address with a copy to the Trustee. The Offer shall remain open from the time of mailing until a date no more than three Business Days before the Purchase Date, but in any event such Offer shall remain open for at least 20 Business Days. The notice shall be accompanied by a copy of the information regarding the Company required to be contained in a Quarterly Report on Form 10-Q for the second fiscal quarter of the Company referred to above if such second fiscal quarter of the Company is one of the Company's first three fiscal quarters (or comparable information to that required to be contained in a Quarterly Report on Form 10-Q if no such Form 10-Q is required to be filed). If such second fiscal quarter is the Company's last fiscal quarter, a copy of the information required to be contained in an Annual

Report to Shareholders pursuant to Rule 14a-3 under the Securities Exchange Act (or comparable information to that required to be contained in an Annual Report if no such Annual Report is required to be filed) for the fiscal year ending with such second fiscal quarter of the Company shall either accompany the notice or be delivered to all Holders not less than 30 days before the Purchase Date. The notice shall contain all instructions and materials necessary to enable such Holders to tender Securities pursuant to the Offer. The notice, which shall govern the terms of the Offer, shall state:

            (1)   that the Offer is being made pursuant to this Section 4.07;

            (2)   the Offer Amount, the purchase price and the Purchase Date;

            (3) that any Security not surrendered or accepted for payment will continue to accrue interest;

            (4) that any Security accepted for payment pursuant to the Offer shall cease to accrue interest after the Purchase Date;

            (5) that Holders electing to have a Security purchased pursuant to an Offer will be required to surrender the Security, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Security completed, to the Company at the address specified in the notice at least 5 Business Days before the Purchase Date;

            (6) that Holders will be entitled to withdraw their election if the Company receives, not later than three Business Days prior to the Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security the Holder delivered for purchase and a statement that such Holder is withdrawing its election to have the Security purchased;

            (7) that if the principal amount of all Securities surrendered pursuant to the Offer is in excess of the Offer Amount, the Company shall purchase Securities on a pro rata basis (with such reasonable and equitable adjustments as may be deemed appropriate by the Company so that only Securities in denominations of $960 principal amount ($1,000 Fully Accreted Value) or integral multiples thereof shall be acquired); and

            (8) that Holders whose Securities were purchased only in part will be issued new Securities equal in principal amount (and Fully Accreted Value) to the principal amount (and Fully Accreted Value) of the unpurchased portion of the Securities surrendered.

            Before a Purchase Date, the Company shall (i) accept for payment Securities or portions thereof surrendered pursuant to the Offer (on a pro rata basis (with such reasonable and equitable adjustments as may be deemed appropriate by the Company) if Securities in excess of the Offer Amount are tendered), (ii) deposit with the Paying Agent immediately available funds sufficient to pay the purchase price of all Securities or portions thereof so accepted and (iii) deliver to the Trustee at least two Business Days prior to the Purchase Date Securities so accepted together with an Officers' Certificate stating the Securities or portions thereof accepted for payment by the Company. The Paying Agent shall promptly deliver to Holders of Securities so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Security equal in principal amount (and Fully Accreted Value) to the principal amount (and Fully Accreted Value) of any unpurchased portion of the Security surrendered. Any Securities not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Offer on the Purchase Date. For purposes of this Section 4.07, the Trustee shall act as the Paying Agent.

SECTION 4.08.     Limitation on Indebtedness and Restricted Capital
                  Stock.

            (a) The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to, contingently or otherwise (collectively, "incur"), any Indebtedness or Restricted Capital Stock, except that the Company may incur Indebtedness and Restricted Capital Stock if, immediately after giving effect thereto, the Company's Consolidated Cash Flow Coverage Ratio for the twelve-month period ending on the last day of the first full fiscal quarter immediately preceding the date such additional Indebtedness or Restricted Capital Stock is incurred would have been at least 1.50 to 1.00. Notwithstanding the foregoing, the Company shall not incur any Indebtedness or Restricted Capital Stock hereunder at any time if, immediately after giving effect to such incurrence, its Consolidated Cash Flow Coverage Ratio would be less than 2.50 to 1.00, unless prior to the incurrence of such Indebtedness, the Company shall (i) repay in full all Indebtedness under the Revolving Credit Facility and the Senior Notes or obtain the consent from the requisite Banks and Senior Note Purchasers to permit the repurchase of the Securities pursuant to the following clause (ii), and (ii) make and consummate an offer described in Section 4.08(e) (a "4.08 Offer") to purchase all of the outstanding Securities at a purchase price equal to 100% of the Fully Accreted Value thereof plus (without duplicating interest included in Fully Accreted Value) accrued interest thereon to the date of purchase; provided that the Company shall first comply with the covenant in the preceding clause (i) before it shall be required to repurchase the Securities pursuant to the 4.08 Offer (it being understood and agreed by the Company that any failure by the Company to comply with such clause (i) or to make the 4.08 Offer shall constitute a Default and any failure by the Company to purchase the Securities pursuant to the 4.08 Offer shall constitute an Event of Default). After the Company has consummated one

4.08 Offer, no further 4.08 Offers shall be required in connection with any incurrence of Indebtedness or Restricted Capital Stock hereunder. For the purposes of this Section 4.08, the Company's Consolidated Cash Flow Coverage Ratio shall be calculated (A) as if such Indebtedness had been incurred on the first day of the applicable twelve-month period, (B) with respect to refundings or refinancings, on a pro forma basis utilizing the interest rate borne by the new Indebtedness rather than that borne by the Indebtedness to be refunded or refinanced, (C) with respect to acquisitions by the Company or any of its Subsidiaries, on a pro forma basis which assumes such acquisition occurred on the first day of the applicable twelve-month period, (D) with respect to Asset Sales by the Company or any of its Subsidiaries, on a pro forma basis which assumes such Asset Sales occurred on the first day of the applicable twelve-month period and (E) with respect to Acquisition Indebtedness, on a pro forma basis which assumes that repayment of such Acquisition Indebtedness will be amortized on a straight-line basis.

            (b) Notwithstanding the limitations of Section 4.08(a) hereof and without compliance with its provisions, the Company or its Subsidiaries may incur the following Indebtedness or Restricted Capital Stock to the extent set forth below:
            (i) the Securities and all other obligations and liabilities of athe Company under this Indenture;

            (ii) the Senior Notes in an aggregate principal amount not to exceed $225,000,000, less, at any specified date, an amount equal to actual repayments of such Indebtedness prior to such date, in each case regardless of any subsequent increase in amounts available for borrowing pursuant to any amendment or modification of, or supplement to, the Senior Notes or the Senior Note Indenture after the Refinancing Date and the other obligations and liabilities of the Company in favor of the Senior Note Purchasers under the Senior Credit Agreements; provided that the Senior Notes may be refunded or refinanced only to the extent permitted by Section 4.08(a) or clause
         (iv) of this Section 4.08(b) (it being understood that any amendment, consent, waiver, modification or extension of or supplement to the Senior Notes or the Senior Note Indenture does not constitute a refinancing subject to the restrictions of Section 4.08(a) or clause
         (iv) of this Section 4.08(b), so long as such action shall not permit an increase in the amount of borrowings at the time outstanding under the Senior Notes);

            (iii) Indebtedness under the Revolving Credit Facility in an aggregate principal amount not to exceed $70,000,000 to be borrowed by the Company under the Revolving Credit Facility (including letters of credit which may be issued thereunder), less the amount of any permanent reductions of the loan commitments actually made under the Revolving Credit Facility, regardless of any subsequent increase in such loan commitments pursuant to any amendment or modification thereof or supplement thereto (provided that if any reduction of the loan commitments thereunder scheduled or required to be made pursuant thereto is waived by the Banks prior to the reduction, the amount of Indebtedness permitted pursuant to this clause (iii) shall not be reduced by the amount so waived) and the other obligations and liabilities of the Company in favor of the Banks under the Senior Credit Agreements; provided that any amounts borrowed and repaid under such Revolving Credit Facility may be reborrowed by the Company in accordance with the terms of the Revolving Credit Facility Agreement except to the extent of any permanent reductions in loan commitments referred to above; provided, further, that any borrowings under the Revolving Credit Facility may be refunded or refinanced only to the extent permitted by Section 4.08(a) or clause (iv) of this Section 4.08(b) (it being understood that any amendment, consent, waiver, modification or extension of or supplement to the Revolving Credit Facility does not constitute a refinancing subject to the restrictions of Section 4.08(a) or clause (iv) of this Section 4.08(b), so long as such action shall not permit an increase in the amount of borrowings at the time outstanding or available for borrowing under the Revolving Credit Facility);

            (iv) Indebtedness of the Company, to the extent the net proceeds of which are applied to repay, to refund or to refinance (A) the Securities in whole, (B) the Exchange Debentures, in whole or in part,
         (C) borrowings under the Revolving Credit Facility, (D) the Senior Notes or (E) borrowings under any Foreign Currency Credit Agreement, in each case, in a principal amount not to exceed the principal amount so repaid, refunded or refinanced (except such additional amounts as permitted by clause (v) hereof and Section 4.08(a)); provided that in the case of subclause (B), such Indebtedness is subordinated to Senior Indebtedness of the Company to at least the same extent as the Securities; provided, further, that in the case of subclauses (C) and
         (D), the material terms of such Indebtedness are no less favorable to the Holders than the terms of the Senior Credit Agreements as in effect on the Refinancing Date including no increase in principal amount (except for additional amounts permitted by clause (v) hereof and Section 4.08(a));

            (v) additional Indebtedness and/or Restricted Capital Stock not to exceed $25,000,000 in the aggregate principal amount and/or liquidation preference at any time outstanding;

            (vi) Indebtedness of the Company under Interest Swap Obligations to the extent permitted under Section 4.03 of the Senior Note Indenture as in effect on the Refinancing Date; and

            (vii) Indebtedness of the Company and its Foreign Subsidiaries under the Foreign Currency Credit Agreement in an aggregate principal amount not to exceed $30,000,000 (subject to upward adjustment for currency fluctuations).

            (c)   Notwithstanding any of the provisions of Sections 4.08(a) and
(b), no Indebtedness incurred by the Company shall constitute Senior Indebtedness except, to the extent included in the definition of "Senior Indebtedness" contained in Section 9.01 hereof, Indebtedness permitted to be incurred by the Company pursuant to Sections 4.08(b)(ii), (iii), (v), (vi), and
(vii) and clauses (C), (D), and (E) of Section 4.08(b)(iv); provided that such Indebtedness shall not constitute Senior Indebtedness (1) if such Indebtedness shall, by its terms, be subordinated in right of payment to any other Indebtedness of the Company and (2) unless the Company shall have certified to the Trustee with an Officers' Certificate at the time of incurrence of any Indebtedness under Section 4.08(b)(v) or clause (C), (D), or (E) of Section 4.08(b)(iv) that such Indebtedness constitutes Senior Indebtedness of the Company. The Company will not incur, or agree or attempt to incur, any Senior Indebtedness which, in its reasonable judgment, is not fully and adequately secured at the time of incurrence, and the Company will not agree to cause or cause any Senior Indebtedness to become, in its reasonable judgment, other than fully and adequately secured. For the purpose of this Indenture, all Indebtedness incurred under Section 4.08 (b)(ii) or (iii) or clause (C) or (D) of Section 4.08 (b)(iv) is deemed to be fully and adequately secured at all times.

            (d) Notwithstanding the provisions of Section 4.08(a), the Company may permit any of its Subsidiaries to incur the following Indebtedness or Restricted Capital Stock to the extent set forth below:

            (i) Indebtedness of a Subsidiary of the Company to the Company or to a Wholly Owned Subsidiary of the Company;

            (ii) Indebtedness of a Subsidiary of the Company secured by Permitted Liens; provided that after giving effect to the incurrence of such Indebtedness, the Company's Consolidated Cash Flow Coverage Ratio for the twelve-month period ending on the first full fiscal quarter immediately preceding the date of incurrence would have been at least 1.50 to 1.00;

            (iii) Indebtedness and/or Restricted Capital Stock of foreign Subsidiaries of the Company not otherwise permitted by Section 4.08(b) or this Section 4.08(d) in an aggregate principal amount and/or liquidation preference not to exceed $5,000,000;

            (iv) Indebtedness and/or Restricted Capital Stock of any person incurred prior to the date such person became a Subsidiary of the Company (and not in contemplation of or in connection with such person becoming a Subsidiary of the Company) and any refinancing, renewal or extension thereof in an aggregate principal amount or liquidation preference, as the case may be, not to exceed the lesser of (a) the total principal amount or liquidation preference, as the case may be, of such Indebtedness and/or Restricted Capital Stock outstanding on the date such person became a Subsidiary or (b) the total principal amount or liquidation preference, as the case may be, outstanding at the time of refinancing, renewing or extending; provided that neither the Company nor any other Subsidiary of the Company is directly or contingently liable with respect to such Indebtedness and/or Restricted Capital Stock; and provided, further, that immediately after giving effect to the incurrence of such Indebtedness and/or Restricted Capital Stock, the Company's Consolidated Cash Flow Ratio for the twelve-month period ending on the first full fiscal quarter immediately preceding the date such person became a Subsidiary of the Company would have been at least 1.50 to 1.00;

            (v) the Contingently Issuable Guarantees, to the extent used pursuant to Section 4.24; and

            (vi) guarantees of the Company's obligations under the Senior Credit Agreements.

            (e) Notice of the 4.08 Offer shall be mailed by the Company to the Holders of all Securities at their last registered address with a copy to the Trustee and shall be accompanied by a copy of the information regarding the Company required to be contained in a Quarterly Report on Form 10-Q for the most recently completed fiscal quarter if such fiscal quarter of the Company is one of the Company's first three fiscal quarters (or comparable information to that required to be contained in a Quarterly Report on Form 10-Q if no such Form 10-Q is required to be filed). If such fiscal quarter is the Company's last fiscal quarter, a copy of the information required to be contained in an Annual Report to Shareholders pursuant to Rule 14a-3 under the Securities Exchange Act (or comparable information to that required to be contained in an Annual Report if no such Annual Report is required to be filed) for the fiscal year ending with such fiscal quarter of the Company shall either accompany the notice or be delivered to all Holders not less than 10 days before the 4.08 Payment Date (as defined below). The notice shall contain all instructions and materials necessary to enable such Holders to tender Securities pursuant to the
4.08 Offer. The notice, which shall govern the terms of the 4.08 Offer, shall state:

            (1)   that the 4.08 Offer is being made pursuant to this Section
         4.08 and that all Securities tendered for repurchase will be accepted for payment;

            (2) the purchase price and the purchase date, which shall be no earlier than 30 days nor later than 40 days from the date such notice is mailed (the "4.08 Payment Date");

            (3) that any Security not surrendered or accepted for payment will continue to accrue interest;

            (4) that any Security accepted for payment pursuant to the 4.08 Offer shall cease to accrue interest after the 4.08 Payment Date;

            (5) that Holders electing to have a Security purchased pursuant to the 4.08 Offer will be required to surrender the Security, with the form entitled "Option of Holder to Elect Purchase n on the reverse of the Security completed, to the Paying Agent at the address specified in the notice prior to the close of business on the 4.08 Payment Date;

            (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than one Business Day prior to the 4.08 Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security the Holder delivered for purchase and a statement that such Holder is withdrawing its election to have the Security purchased; and

            (7) that Holders whose Securities are tendered for purchase in part only will be issued new Securities equal in principal amount (and Fully Accreted Value) to the principal amount (and Fully Accreted Value) of the unpurchased portion of the Securities surrendered.

            On the 4.08 Payment Date, the Company shall (i) accept for payment Securities or portions thereof tendered pursuant to the 4.08 Offer, (ii) deposit with the Paying Agent immediately available funds sufficient to pay the purchase price of all Securities or portions thereof so tendered and (iii) deliver to the Trustee Securities so accepted together with an Officers' Certificate stating the Securities or portions thereof tendered for payment by the Company. The Paying Agent shall promptly deliver to Holders of Securities so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Security equal in principal amount (and Fully Accreted Value) to the principal amount (and Fully Accreted Value) of any unpurchased portion of the Security surrendered. The Company will publicly announce the results of the 4.08 Offer on or as soon as practicable after the 4.08 Payment Date. For purposes of this
Section 4.08, the Trustee shall act as the Paying Agent. After one 4.08 Offer has been consummated, the Company shall have no further obligation hereunder to make a 4.08 Offer.

SECTION 4.09.     Intentionally Deleted.

SECTION 4.10.     Waiver of Stay, Extension or Usury Laws.

            The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law, which would prohibit or forgive the Company from paying all or any portion of the principal of and/or interest on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 4.11.     Transactions With Shareholders and Affiliates.

            The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with any holder of 5% or more of any class of Capital Stock of the company or with any Affiliate (other than the Company or any of its Wholly Owned Subsidiaries) of the Company or any such holder, on terms that are less favorable to the Company or the Subsidiary of the Company, as the case may be, than those which might be obtained at the time from persons who are not such a holder or Affiliate; provided that any determination made pursuant to this Section 4.11 shall be made by (A) the unanimous approval of the Directors (other than any Directors designated by the holders of Warrants pursuant to the Warrant Agreement) present at a meeting of the Board of Directors at which a quorum is present or
(B) the unanimous written consent of all Directors (other than such Directors so designated by the holders of Warrants), as the case may be, acting in good faith, whose determination shall be conclusive and evidenced by a certified resolution of the Board of Directors delivered to the Trustee; provided, further, that no member of the Board of Directors affiliated with any such holder or affiliated with any such Affiliate (other than by virtue of being a member of the Company's Board of Directors) shall vote on the transactions in which such holder or Affiliate is a participant. In addition, if the Fair Market Value of any such proposed transaction or series of transactions exceeds $25,000,000, such proposed transaction or series of transactions shall be approved by the Holders of a majority of the aggregate principal amount of Securities then outstanding; provided that such approval from Holders of Securities shall not be required in connection with (i) any loans or advances to or guarantees on behalf of Affiliates of the Company who are employees of the Company and which loans, advances or guarantees are made in the ordinary course of business in connection with employee salary and benefit arrangements unanimously approved by disinterested members of the Company's Board of Directors sufficient to constitute a quorum thereof, or (ii) to the extent otherwise permitted by this Indenture, any Restricted Investments by the Company in joint ventures which are in the same or substantially similar line or lines of business as one or more of the lines of business in which the Company or any of its Subsidiaries is engaged on the Initial Issuance Date.

SECTION 4.12.     Restrictions on Liens.

            The Company will not, and will not permit any of its Subsidiaries to, create or, with respect to any Lien arising after the Initial Issuance Date, suffer to exist any Liens upon any assets of the Company or any Subsidiary of the Company, including any shares of Capital Stock of any Subsidiary of the Company, unless the Company or such Subsidiary shall secure all payments hereunder and under the Securities on an equal and ratable basis with the obligation so secured until such time as such obligation is no longer secured by a Lien; provided, however, that this Section 4.12 shall not apply to any Permitted Liens.

SECTION 4.13.     Conflicting Agreements.

            The Company will not, and will not permit any Subsidiary of the Company to, enter into any agreement or instrument, other than (A) the Senior Credit Agreements, and (B) documentation relating to other Senior Indebtedness as in effect on the Refinancing Date, that by its terms expressly prohibits the Company from (i) redeeming the Securities in accordance with the redemption provisions of the Securities, (ii) making any Offer, 4.08 Offer, Change of Control Offer, Asset Sale Offer, Stock Sale Offer or Free Cash Flow Offer pursuant to Section 4.07, 4.08, 4.18 or 4.19 or 4.22, as the case may be, or
(iii) causing any of the Company's Significant Subsidiaries to issue any Contingently Issuable Guarantees pursuant to Section 4.24. Notwithstanding any provision in this Indenture or in any agreement permitted by this Section 4.13 to the contrary, the failure of the Company to make any Offer, 4.08 Offer, Change of Control Offer, Asset Sale Offer, Stock Sale Offer or Free Cash Flow Offer, or to cause any of the Company's Significant Subsidiaries to issue any Contingently Issuable Guarantee pursuant to Section 4.24 or to fulfill its obligations with respect to any such offer or issuance or under said Sections in accordance with the terms thereof will constitute a Default.

SECTION 4.14.     Prohibition Against Becoming an Investment Company.

            The Company will not, and will not permit any Subsidiary of the Company to, conduct its business or take any action so as to (i) require registration of the Company or any Subsidiary of the Company as an investment company under the Investment Company Act of 1940, as amended, or (ii) subject the Company or any Subsidiary of the Company to regulation as an investment company under the Investment Company Act of 1940, as amended, pursuant to an order of the SEC which remains unstayed and in effect for 60 days.

SECTION 4.15.     Maintenance of Properties, etc.

            The Company will, and will cause each of its Subsidiaries to, maintain its properties and assets in normal working order and condition and make all necessary repairs, renewals, replacements, additions, betterments and improvements thereto, ordinary wear and tear excepted, all as in the reasonable judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section 4.15 shall prevent the Company or any of its Subsidiaries from discontinuing the operation and maintenance of any of its properties if such discontinuance is, in the reasonable judgment of the Company or such Subsidiary, desirable in the conduct of its business, and if, in the good faith determination of the Board of Directors, the anticipated effect of such discontinuance is not adverse in any material respect to the Securityholders.

            The Company will, and will cause each of its Subsidiaries to, maintain with financially sound and reputable insurers such insurance as may be required by law and such other insurance (or self-insurance), to such extent and against such hazards and liabilities, as it in good faith determines is customarily maintained by companies similarly situated with like properties.

            The Company will, and will cause each of its Subsidiaries to, keep true and accurate books of records and accounts in which correct and complete entries will be made with respect to all of its business transactions in accordance with sound business practices, and reflect in its financial statements adequate accruals and appropriations to reserves, all in accordance with generally accepted accounting principles.

            The Company will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights and franchises, except to the extent permitted by this Indenture and except in such cases where the Board of Directors determines in good faith that failure to do so would not have a material adverse effect on the business, earnings, properties, assets, financial condition, results of operation or prospects of the Company and its Subsidiaries taken as a whole.

            The Company will, and will cause each of its Subsidiaries to, comply with all statutes, laws, ordinances, or government rules and regulations to which it is subject, noncompliance with which would be reasonably likely to
(1) materially adversely affect the business, earnings, properties, assets, financial condition, results of operation or prospects of the Company and its Subsidiaries taken as a whole or (2) be adverse to the interests of the Holders in any material respect.

            The Company will, and will cause each of its Subsidiaries to, pay prior to delinquency (1) all taxes, assessments and governmental levies which if not paid would be reasonably likely to have a material adverse effect on the business, earnings, properties, assets, financial condition, results of operations or prospects of the Company and its Subsidiaries taken as a whole, and (2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a Lien upon the property of the Company or any of its Subsidiaries; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and, with respect to clause (1) above only, for which an adequate reserve has been established.

SECTION 4.16.     Liquidation.

            The Board of Directors or the shareholders of the Company may not adopt a plan of liquidation which provides for, contemplates or the effectuation of which is preceded by (i) the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company otherwise than pursuant to and in compliance with the terms of Article 5 of this Indenture and (ii) the distribution of all or substantially all of the proceeds of such sale, lease, conveyance or other disposition and of the remaining assets of the Company, unless the Company shall, in connection with the adoption of such plan and prior to making any liquidating distributions or accounting pursuant to such plan, make provisions for the satisfaction of the Company's obligations hereunder and under the Securities as to the payment of principal and interest (including interest comprised of the excess of Fully Accreted Value over the principal amount). The Company shall be deemed to make provision for such payments only if: (A) the Company delivers in trust to the Trustee or Paying Agent (other than the Company or one of its Subsidiaries) money or U.S. Government Obligations maturing as to principal and interest in such amounts and at such times as are sufficient without consideration of any reinvestment of such interest to pays when due, the principal of and interest (including interest comprised of the excess of Fully Accreted Value over the principal amount) on the Securities and also delivers to the Trustee an Opinion of Counsel to the effect that Holders of the Securities will not recognize income, gain or loss for Federal income tax purposes under then applicable Federal income tax laws as a result of such action and will be subject to Federal income tax on the same amount and in the same manner and at the same time as would have been the case if such action had not been taken; or (B) there is an express assumption of the due and punctual payment of the Company's obligations hereunder and under the Securities and the performance and observance of all covenants and conditions to be performed by the Company hereunder, by the execution and delivery of a supplemental indenture in form satisfactory to the trustee by a person which acquires or will acquire (other than pursuant to a lease) a portion of the assets of the Company, and which person meets the requirements of clauses (1), (3) and (4) of Section 5.01; provided, however, that the Company shall not make any liquidating distribution or accounting until after the Company shall have certified to the Trustee with an Officers' Certificate at least five days prior to the making of any liquidating distribution or accounting that it has complied with the provisions of this Section 4.16 and that no Default or Event of Default then exists or would occur as a result of any such liquidating distribution or accounting. In the case of clause (A) above, the Trustee or Paying Agent shall hold in trust such money or U.S. Government Obligations deposited with it pursuant to this Section 4.16, and shall apply the deposited money and the money from U.S. Government Obligations in accordance with this Indenture to the payment of principal of and interest (including interest comprised of the excess of Fully Accreted Value over the principal amount) on the Securities. Money so held in trust, to the extent allocated for the payment of the Securities, shall not be subject to the provisions of Article 9 of this Indenture.

SECTION 4.17.     Limitation on Certain Senior Indebtedness.

            The Company will not, and will not permit any Subsidiary of the Company to, incur, directly or indirectly, any Indebtedness which, by its terms, is both (i) subordinate in right of payment to any Senior Indebtedness and (ii) senior in right of payment to the Securities.

SECTION 4.18.     Change of Control.

            (a) Upon the occurrence of a Change of Control (the "Change of Control Date") and prior to the mailing of the notice to Holders provided for in Section 4.18(b) below but in any event within 30 days following the Change of Control Date, the Company hereby covenants to (i) repay in full all Indebtedness under the Revolving Credit Facility and the Senior Notes or (ii) obtain the consent from the requisite Banks and Senior Note Purchasers to permit the repurchase of the Securities pursuant to this Section 4.18. The Company shall first comply with the covenant in the preceding sentence before it shall be required to repurchase the Securities pursuant to this Section 4.18; however, any failure by the Company to comply with such preceding sentence or to make the Change of Control Offer shall constitute a Default and any failure by the Company to purchase the Securities pursuant to a Change of Control Offer shall constitute an Event of Default. Each Securityholder shall have the right to require the repurchase of such Holder's Securities pursuant to the offer described in the next paragraph (the "Change of Control Offer") at a purchase price equal to 101% of the Fully Accreted Value of the Securities plus (without duplicating interest included in Fully Accreted Value) accrued interest thereon to the date of purchase.

            (b) Notice of a Change of Control Offer shall be mailed by the Company not more than 35 days following a Change of Control Date to the Holders of all Securities at their last registered address with a copy to the Trustee. The notice shall describe the Change of Control and shall be accompanied by a copy of the information regarding the Company required to be contained in a Quarterly Report on Form 10-Q for the most recently completed fiscal quarter if such fiscal quarter of the Company is one of the Company's first three fiscal quarters (or comparable information to that required to be contained in a Quarterly Report on Form 10-Q if no such Form 10-Q is required to be filed).
If such fiscal quarter is the Company's last fiscal quarter, a copy of the information required to be contained in an Annual Report to Shareholders pursuant to Rule 14a-3 under the Securities Exchange Act (or comparable information to that required to be contained in an Annual Report if no such Annual Report is required to be filed) for the fiscal year ending with such fiscal quarter of the Company shall either accompany the notice or be delivered to all Holders not less than 10 days before the Change of Control Payment Date (as defined below). The notice shall contain all instructions and materials necessary to enable such Holders to tender Securities pursuant to the Change of Control Offer. The notice, which shall govern the terms of the Change of Control Offer, shall state:

            (1) that the Change of Control Offer is being made pursuant to this Section 4.18 and that all Securities tendered for repurchase will be accepted for payment;

            (2) the purchase price and the purchase date which shall be no earlier than 30 days nor later than 40 days from the date such notice is mailed (the "Change of Control Payment Date");

            (3) that any Security not surrendered or accepted for payment will continue to accrue interest;

            (4) that any Security accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

            (5) that Holders electing to have a Security purchased pursuant to a Change of Control Offer will be required to surrender the Security, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Security completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Change of Control Payment Date;

            (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than one Business Day prior to the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security the Holder delivered for purchase and a statement that such Holder is withdrawing its election to have the Security purchased; and

            (7) that Holders whose Securities are tendered for purchase in part only will be issued new Securities equal in principal amount (and Fully Accreted Value) to the principal amount (and Fully Accreted Value) of the unpurchased portion of the Securities surrendered.

            On the Change of Control Payment Date, the Company shall (i) accept for payment Securities or portions thereof tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent immediately available funds sufficient to pay the purchase price of all Securities or portions thereof so tendered and (iii) deliver to the Trustee Securities so accepted together with an Officers' Certificate stating the Securities or portions thereof tendered for payment by the Company. The Paying Agent shall promptly deliver to Holders of Securities so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Security equal in principal amount (and Fully Accreted Value) to the principal amount (and Fully Accreted Value) of any unpurchased portion of the Security surrendered. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date. For purposes of this Section 4.18, the Trustee shall act as the Paying Agent.

SECTION 4.19.     Limitation on Asset Sales and Sales of Subsidiary Stock.

            (a) The Company will not, and will not permit any of its Subsidiaries to, consummate any Asset Sale if, after giving effect to the proposed Asset Sale, the Fair Market Value of all such Asset Sales consummated by the Company and its Subsidiaries during any fiscal year would exceed 10% of the Company's Consolidated Net Tangible Assets as of the first day of such fiscal year; provided, however, that notwithstanding the foregoing, the Company may, or may cause its Subsidiaries to, consummate any Asset Sale so long as (i) such Asset Sale is for Fair Market Value, (ii) at least 85% of the Net Proceeds therefrom consist of cash, and (iii) subject to Section 4.19(c) below, the Net Cash Proceeds of such Asset Sale are applied as follows: (A) within 180 days of receipt thereof (such 180th day, the "Application Date"), the Company may apply all or a portion of such Net Cash Proceeds to the repayment of Indebtedness outstanding under the Revolving Credit Facility and/or the Senior Notes or the reinvestment (whether by acquisition of an existing business or expansion, including, without limitation, capital expenditures) in one or more of the lines of business in which the Company or any of its Subsidiaries are engaged on the Initial Issuance Date, or any combination thereof, and (B) to the extent any or all of such Net Cash Proceeds are not applied as set forth above in clause (A), the Company shall apply all remaining Net Cash Proceeds of such Asset Sale (the "Asset Sale Offer Amount") to an offer to purchase (an "Asset Sale Offer") Securities on the first Business Day occurring 40 days after the Application Date (the "Asset Sale Purchase Date") at a purchase price equal to 101% of the Fully Accreted Value of the Securities plus (without duplicating interest included in Fully Accreted Value) accrued interest thereon to the Asset Sale Purchase Date; provided, further, that, notwithstanding the foregoing, the Company may consummate any Asset Sale with respect to (x) assets held for sale on the financial statements of the Company as of the Initial Issuance Date or (y) assets listed on Schedule 1 hereto, so long as the requirements of clause (iii) of the preceding proviso are met.

            Notice of an Asset Sale Offer shall be mailed by the Company within 10 days of the Application Date to the Holders of all Securities at their last registered address with a copy to the Trustee and shall comply with Section 4.19(d) below. The Asset Sale Offer shall remain open from the time of mailing until a date no more than three Business Days before the Asset Sale Purchase Date, but in any event such Asset Sale Offer shall remain open for at least 20 Business Days.

            (b) The Company shall not, and shall not permit any of its Subsidiaries to, consummate any Majority Capital Stock Sale unless (i) such Majority Capital Stock Sale is for Fair Market Value, (ii) at least 85% of the Net Proceeds therefrom consist of cash, (iii) subject to Section 4.19(c) below, the Net Cash Proceeds of such Majority Capital Stock Sale are applied as follows: (A) within 180 days of receipt thereof (such 180th day, the "Stock Application Date"), the Company may apply all or a portion of such Net Cash Proceeds to the repayment of Indebtedness outstanding under the Revolving Credit Facility and/or the Senior Notes and (B) to the extent any or all of such Net Cash Proceeds are not applied as set forth above in clause (A), the Company shall apply all remaining Net Cash Proceeds of such Majority Capital Stock Sale (the "Stock Sale Offer Amount") to an offer to purchase (the "Stock Sale Offer") Securities on the first Business Day occurring 40 days after the Stock Application Date (the "Stock Sale Purchase Date") at a purchase price equal to 101% of the Fully Accreted Value of the Securities plus (without duplicating interest included in Fully Accreted Value) accrued interest thereon to the Stock Sale Purchase Date.

            Notice of a Stock Sale Offer shall be mailed by the Company within 10 days of the Stock Application Date to the Holders of all Securities at their last registered address with a copy to the Trustee and shall comply with
Section 4.19(d) below. The Stock Sale Offer shall remain open from the time of mailing until a date no more than three Business Days before the Stock Sale Purchase Date, but in any event such Stock Sale Offer shall remain open for at least 20 Business Days.

            (c) Notwithstanding the foregoing, the Company shall not be required to make an Asset Sale Offer or a Stock Sale Offer until such time as the aggregate amount of Net Cash Proceeds from Asset Sales and Majority Stock Sales required to be so applied to the purchase of Securities pursuant to Sections 4.19(a) and (b) exceeds $5,000,000, and then the total amount of such Net Cash Proceeds shall be required to be applied to an Asset Sale Offer (if the most recent transaction consummated was an Asset Sale) or to a Stock Sale Offer (if the most recent transaction consummated was a Majority Capital Stock
Sale).

            (d) The notice of an Asset Sale Offer or Stock Sale Offer shall be accompanied by a copy of the information regarding the Company required to be contained in a Quarterly Report on Form 10-Q for the most recently completed fiscal quarter of the Company if such fiscal quarter of the Company is one of the Company's first three fiscal quarters (or comparable information to that required to be contained in a Quarterly Report on Form 10-Q if no such Form 10-Q is required to be filed). If such fiscal quarter is the

Company's last fiscal quarter, a copy of the information required to be contained in an Annual Report to Shareholders pursuant to Rule 14a-3 under the Securities Exchange Act (or comparable information to that required to be contained in an Annual Report if no such Annual Report is required to be filed) for the fiscal year ending with such fiscal quarter of the Company shall either accompany the notice or be delivered to all Holders not less than 10 days before the Asset Sale Purchase Date or the Stock Sale Purchase Date, as the case may be. The notice shall contain all instructions and materials necessary to enable such Holders to tender Securities pursuant to the Asset Sale Offer or the Stock Sale Offer, as the case may be. The notice, which shall govern the terms of the Asset Sale Offer or the Stock Sale Offer, as the case may be, shall state:

            (1) that the Asset Sale Offer or the Stock Sale Offer, as the case may be, is being made pursuant to this Section 4.19;

            (2) the Asset Sale Offer Amount or the Stock Sale Offer Amount, as the case may be, the purchase price and the Asset Sale Purchase Date or the Stock Sale Purchase Date, as the case may be;

            (3) that any Security not tendered or accepted for payment will continue to accrue interest;

            (4) that any Security accepted for payment pursuant to the Asset Sale Offer or the Stock Sale Offer, as the case may be, shall cease to accrue interest after the Asset Sale Purchase Date or the Stock Sale Purchase Date, as the case may be;

            (5) that Holders electing to have a Security purchased pursuant to an Asset Sale Offer or the Stock Sale Offer, as the case may be, will be required to surrender the Security, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Security completed, to the Company at the address specified in the notice at least 5 Business Days before the Asset Sale Purchase Date or the Stock Sale Purchase Date, as the case may be;

            (6) that Holders will be entitled to withdraw their election if the Company receives, not later than three Business Days prior to the Asset Sale Purchase Date or the Stock Sale Purchase Date, as the case may be, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security the Holder delivered for purchase and a statement that such Holder is withdrawing its election to have the Security purchased;

            (7) that if the Fully Accreted Value of the Securities surrendered pursuant to the Asset Sale Offer or the Stock Sale Offer, as the case may be, is in excess of the Asset Sale Offer Amount or the Stock Sale Offer Amount, as the case may be, the Company shall purchase Securities on a pro rata basis (with such reasonable and equitable adjustments as may be deemed appropriate by the Company so that only Securities in denominations of $960 principal amount ($1,000 Fully Accreted Value) or integral multiples thereof shall be acquired); and

            (8) that Holders whose Securities were purchased only in part will be issued new Securities equal in principal amount (and Fully Accreted Value) to the principal amount (and Fully Accreted Value) of the unpurchased portion of the Securities surrendered.

            Before any Asset Sale Purchase Date or the Stock Sale Purchase Date, the Company shall (i) accept for payment Securities or portions thereof surrendered pursuant to the Asset Sale Offer or the Stock Sale Offer, as the case may be (on a pro rata basis (with such reasonable and equitable adjustments as may be deemed appropriate by the Company) if Securities in excess of the Asset Sale Offer Amount or the Stock Sale Offer Amount, as the case may be, are tendered), (ii) deposit with the Paying Agent immediately available funds sufficient to pay the purchase price of all Securities or portions thereof so accepted and (iii) deliver to the Trustee at least two Business Days prior to the Asset Sale Purchase Date or the Stock Sale Purchase Date, as the case may be, Securities so accepted together with an Officers' Certificate stating the Securities or portions thereof accepted for payment by the Company. The Paying Agent shall promptly deliver to Holders of Securities so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Security equal in principal amount (and Fully Accreted Value) to the principal amount (and Fully Accreted Value) of any unpurchased portion of the Security surrendered. Any Securities not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Asset Sale Offer or the Stock Sale Offer, as the case may be, on the Asset Sale Purchase Date or the Stock Sale Purchase Date, as the case may be. For purposes of this Section 4.19, the Trustee shall act as the Paying Agent.

            The Company may only credit against its obligation to offer to repurchase Securities pursuant to this Section 4.19 the Fully Accreted Value of Securities optionally redeemed by the Company (to the extent then permitted by paragraph 4(a) of the Securities) subsequent to the date of the Asset Sale or Majority Capital Stock Sale, as the case may be, giving rise to such Asset Sale Offer or the Stock Sale Offer and surrendered for cancellation and not previously used as a credit against any obligation to redeem Securities pursuant to paragraph 4(b) thereof or to offer to purchase Securities pursuant to this Section 4.19 or Section 4.22 hereof. In no event shall any Net Cash Proceeds that are applied to an Asset Sale Offer or the Stock Sale Offer be required to be applied to more than one Asset Sale Offer or Stock Sale Offer.

SECTION 4.20.     Limitation on Material Acquisitions.

            The Company will not, and will not permit any of its Subsidiaries to, make a Material Acquisition unless:

            (a) no Default or Event of Default exists at the time of or after giving effect to such Material Acquisition;

            (b) after giving effect to such Material Acquisition (on a pro forma basis, as if such Material Acquisition and any related financing transactions had occurred at the beginning of the twelve-month period ending on the last day of the first full fiscal quarter immediately preceding the date of such Material Acquisition), the Company would be permitted to incur $1.00 of additional Indebtedness pursuant to
         Section 4.08(a) hereof; and

            (c) the business or property which is the subject of such Material Acquisition is in the same or substantially similar line or lines of business as one or more of the lines of business in which the Company or any of its Subsidiaries is engaged on the Initial Issuance Date.

            The Company shall deliver to the Trustee, prior to the consummation of any proposed Material Acquisition, an Officers' Certificate describing such proposed transaction in reasonable detail and stating that the proposed transaction complies with the requirements of this Section 4.20.

SECTION 4.21.     Restrictions on Certain Repurchases of Securities.

            The Company will not, directly or indirectly or through an Affiliate, repurchase or make any offer to repurchase Securities in any privately negotiated transaction, unless the Company shall have offered to repurchase Securities, on a pro rata basis, from all Holders at the same time and upon the same terms; provided that the foregoing restrictions shall not apply to purchases of Securities made in the open market. If the Company shall repurchase any Securities (other than through purchases in the open market ), such Securities shall thereafter be cancelled and no new Securities shall be issued in substitution therefor.

SECTION 4.22.     Application of Free Cash Flow.

            (a) Subject to Section 4.22(c) below, if the Company has Free Cash Flow for any period of two consecutive fiscal quarters (a "Period") commencing with the Period beginning immediately after the repayment in full of all Indebtedness under the Senior Notes and at the end of such period any borrowings under the Revolving Credit Facility are outstanding, then the Company shall apply, within 55 days of the last day of each Period (in the case of any Period which does not end on the last day of the Company's fiscal year) or 100 days of the last day of each Period (in the case of any Period ending on the last day of the Company's fiscal year) (such 55th or 100th day, the "Revolving Credit Facility Prepayment Date") an amount equal to 50% of the Company's Free Cash Flow for such Period to the repayment of all outstanding amounts under the Revolving Credit Facility.

            (b) If the Company has Free Cash Flow for any Period commencing with the Period beginning immediately after the earlier to occur of (i) the later of the repayment in full of all Indebtedness under the Senior Notes or
(ii) receipt of a consent from the requisite Senior Creditors referred to in
Section 4.22(c) below, the Company shall apply within 60 days of the last day of each Period (such 60th day, the "Prepayment Date") an amount equal to 50% of the Company's Free Cash Flow for such Period (the "Free Cash Flow Offer Amount") to an offer to purchase (the "Free Cash Flow Offer") Securities at a purchase price equal to 100% of the Fully Accreted Value of the Securities plus (without duplicating interest included in Fully Accreted Value) accrued interest thereon to the Prepayment Date.

            Notice of the Free Cash Flow Offer shall be mailed by the Company at least 30 days but no more than 60 days before the Prepayment Date to the Holders of all Securities at their last registered address with a copy to the Trustee and shall comply with Section 4.22(d). The Free Cash Flow Offer shall remain open from the time of mailing until a date no more than three Business Days before the Prepayment Date, but in any event such Free Cash Flow Offer shall remain open for at least 20 Business Days.

            (c) Notwithstanding anything to the contrary herein, if the requisite Senior Creditors shall consent to the repurchase of Securities pursuant to Section 4.22(b) without the Company's first repaying all Indebtedness in full under the Senior Notes, (a) the Company shall not be obligated to repay the outstanding Indebtedness under the Senior Notes and, pursuant to Section 4.22(a), the Revolving Credit Facility and (b) the first Prepayment Date shall be within 60 days after the granting of such consent by the requisite Senior Creditors.

            (d) The notice of Free Cash Flow Offer shall be accompanied by a copy of the information regarding the Company required to be contained in a Quarterly Report on Form 10-Q for the most recently completed fiscal quarter of the Company if such fiscal quarter of the Company is one of the Company's first three fiscal quarters (or comparable information to that required to be contained in a Quarterly Report on Form 10-Q if no such Form 10-Q is required to be filed). If such fiscal quarter is the Company's last fiscal quarter, a copy of the information required to be contained in an Annual Report to Shareholders pursuant to Rule 14a-3 under the Securities Exchange Act (or comparable information to that required to be contained in an Annual Report if no such Annual Report is required to be filed), for the fiscal year ending with such fiscal quarter of the Company shall either accompany the notice or be delivered to all Holders not less than 10 days before the Prepayment Date. The notice, which shall contain all instructions and materials necessary to enable such Holders to tender Securities pursuant to the Free Cash Flow Offer, shall state:

            (1)   that the Free Cash Flow Offer is being made pursuant to this
         Section 4.22;

            (2) the Free Cash Flow Offer Amount, the purchase price and the Prepayment Date;

            (3) that any Security not tendered or accepted for payment will continue to accrue interest;

            (4) that any Security accepted for payment pursuant to the Free Cash Flow Offer shall cease to accrue interest after the Prepayment Date;

            (5) that Holders electing to have a Security purchased pursuant to a Free Cash Flow Offer will be required to surrender the Security, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Security completed, to the Company at the address specified in the notice at least 5 Business Days before the Prepayment Date;

            (6) that Holders will be entitled to withdraw their election if the Company receives, not later than three Business Days prior to the Prepayment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have the Security purchased;

            (7) that if the Fully Accreted Value of the Securities surrendered pursuant to the Free Cash Flow Offer is in excess of the Free Cash Flow Offer Amount, the Company shall purchase Securities on a pro rata basis (with such reasonable and equitable adjustments as may be deemed appropriate by the Company so that only Securities in denominations of $960 principal amount ($1,000 Fully Accreted Value) or integral multiples thereof shall be acquired); and

            (8) that Holders whose Securities were purchased only in part will be issued new Securities equal in principal amount (and Fully Accreted Value) to the principal amount (and Fully Accreted Value) of the unpurchased portion of the Securities surrendered.

            Before any Prepayment Date, the Company shall (i) accept for payment Securities or portions thereof surrendered pursuant to the Free Cash Flow Offer (on a pro rata basis (with such reasonable and equitable adjustments as may be deemed appropriate by the Company) if Securities in excess of the Free Cash Flow Offer Amount are tendered), (ii) deposit with the Paying Agent immediately available funds sufficient to pay the purchase price of all Securities or portions thereof so accepted and (iii) deliver to the Trustee at least two Business Days prior to the Prepayment Date Securities so accepted together with an Officers' Certificate stating the Securities or portions thereof accepted for payment by the Company.

The Paying Agent shall promptly deliver to Holders of Securities so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Security equal in principal amount (and Fully Accreted Value) to the principal amount (and Fully Accreted Value) of any unpurchased portion of the Security surrendered. Any Securities not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Free Cash Flow Offer on the Prepayment Date. For purposes of this
Section 4.22, the Trustee shall act as the Paying Agent.

            The Company may only credit against its obligation to offer to repurchase Securities pursuant to this Section 4.22 the Fully Accreted Value of Securities optionally redeemed by the Company (to the extent then permitted by paragraph 4(a) of the Securities) subsequent to the last day of the Period with respect to which a Free Cash Flow Offer is being made and surrendered for cancellation and not previously used as a credit against any obligation to redeem Securities pursuant to paragraph 4(a) thereof or to offer to purchase Securities pursuant to this Section 4.22 or Section 4.07 or 4.19 hereof. In no event shall any Free Cash Flow from any period that is applied to a Free Cash Flow Offer be required to be applied to more than one Free Cash Flow Offer.

SECTION 4.23.     Security Interest.

            (a) Upon the Senior Repayment Date, the Company will promptly take or cause to be taken all action required or necessary (i) to secure the Securities and the Contingently Issuable Guarantees, if any, in the same manner and with the same collateral (and priority therein) as set forth in the Collateral Documents as in effect from time to time (provided, however, that to the extent that (i) the Lien under the Collateral Documents was at any time released in full with respect to any collateral and (ii) at the Senior Repayment Date, such collateral continues to be owned by the Company or any of its Subsidiaries or any guarantor of the Contingently Issuable Guarantees, if any, as the case may be, then, subject to the following proviso, such released collateral shall be included in the assets to secure the Securities or the Contingently Issuable Guarantees, if any, hereunder; provided, further, that the Company shall not be required to secure the Securities with (y) an amount of the Capital Stock of any of the Company's foreign Subsidiaries in excess of 65% of such foreign Subsidiary's Capital Stock at any time or (z) any assets of the Company and its Subsidiaries necessary to secure and securing any Indebtedness refinancing or replacing the Revolving Credit Facility (a "Replacement Revolver")), and (ii) to maintain, preserve and protect such security interest granted to the Holders, including, but not limited to, causing all financing statements, continuation statements, mortgages and other instruments of further assurance to be promptly executed, recorded, registered and filed, all in such manner and in such places as may be required by law to preserve and protect the rights of the Holders and the security interest granted thereby. The Company covenants that, notwithstanding the foregoing, at any time that its Board of Directors shall have determined in its reasonable judgment that any

Replacement Revolver is not necessary for the operation of the Company's business, the Company will satisfy its obligations under and terminate any existing Replacement Revolver and cause its obligations under the Securities to be secured with any assets referred to in clause (z) above.

            (b) At the time of taking any action under this Section 4.23 and annually thereafter, the Company shall furnish the Trustee with an Opinion of Counsel required pursuant to Section 3.14(b) of the TIA.

SECTION 4.24.     Guarantee.

            (a) If, at any time at or after the Initial Issuance Date, (i) any Significant Subsidiary of the Company shall enter into a guarantee of any of the Company's obligations under its Senior Indebtedness, (ii) any guarantor of such obligations shall become a Significant Subsidiary of the Company, or
(iii) the Company makes any repayment of Indebtedness to Florida AAC or Electronic Data pursuant to clause (i) of Section 4.03(e), then the Company will promptly take, and cause such Significant Subsidiary (or Florida MC or Electronic Data, as the case may be) to take, all action required or necessary to issue for the benefit of the Holders a guarantee by such Significant Subsidiary (or Florida MC or Electronic Data, as the case may be) of the Company's obligations hereunder and under the Securities, which guarantee will be (A) an unconditional guarantee of payment in full of such obligations and
(B) subordinated to any guarantees by such Significant Subsidiary (or Florida AAC or Electronic Data, as the case may be) of the Company's obligations to the holders of Senior Indebtedness to the same extent as the Securities are subordinated in right of payment to Senior Indebtedness pursuant to Article 9 hereof.

            (b) In the event that any Contingently Issuable Guarantees become issuable pursuant to this Section 4.24, the Company will cause the issuer thereof to agree to agree for the benefit of the Holders to be directly bound, pursuant to a supplemental indenture hereto, by the provisions of Sections 4.03, 4.04, 4.05(b), 4.08(a) and (d), 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.19,
4.20, 4.23 and 5.01 as they relate to Subsidiaries of the Company.

SECTION 4.25.     "Ownership Change" for Tax Purposes.

            (a) Except as otherwise provided in Section 4.25(b) below, (i) the Company shall not issue, sell, or otherwise transfer (or permit any domestic Subsidiary to issue, sell, or otherwise transfer) any Capital Stock or engage in any reorganization or other transaction if such issuance, sale, transfer, reorganization or other transaction would cause the Company to undergo an Ownership Change (as hereinafter defined) on the date of such issuance, sale, transfer, reorganization, or other transaction; and (ii) the Company shall not issue, sell, or otherwise transfer (or permit any domestic Subsidiary to issue, sell, or otherwise transfer) any Capital Stock, nor shall the Company permit any domestic Subsidiary to engage in any reorganization or other transaction, if such issuance, sale, transfer, reorganization or other transaction would result in an Ownership Change with respect to one or more Loss Subsidiaries or cause one or more Loss Subsidiaries (as hereinafter defined) to cease to be members of the Company Group (as hereinafter defined) other than by reason of a liquidation or merger into another member of the Company Group pursuant to a transaction described in section 381(a) of the Code; provided, however, that this clause (ii) shall not apply if either (A) the aggregate amount of Subsidiary Losses (as hereinafter defined) allocable to the departing Loss Subsidiaries does not exceed $1,000,000, or (B) both (1) the issuance, sale, transfer, reorganization or other transaction causing the departure of one or more Loss Subsidiaries will result in cash proceeds that will be used to pay part of the outstanding principal of Indebtedness under the Senior Credit Agreements or the Securities, and (2) the amount of such principal payment equals or exceeds the product of the maximum marginal federal income tax rate applicable to regular corporations for the taxable year in which the departure will occur times the amount of Subsidiary Losses allocable to the departing Loss Subsidiaries.

            (b) Notwithstanding the foregoing, Section 4.25(a) shall not apply to (i) any issuance of shares of Common Stock of the Company (A) that previously have been acquired by the Company upon exercise of its right of first refusal under the restricted stock bonus plan currently in existence, (B) upon an exercise of an option that was issued under the terms of the Company's stock option or employee stock purchase plans, whether existing or hereafter adopted, (C) pursuant to any presently existing obligation of the Company (including, but not limited to, obligations under the Company's presently existing employee stock purchase plan, presently existing warrants to purchase Capital Stock, and presently existing agreements to which the Company is a party, but not including any agreement or obligation created hereunder or simultaneously herewith), or (D) pursuant to the Warrants; (ii) any issuance of shares of Common Stock of the Company under its restricted stock bonus plan (excluding any issuance in clause (i)(A) of this paragraph) or any grant of options to purchase Common Stock of the Company under the terms of the Company's stock option or employee stock purchase plans, whether currently existing or hereafter adopted, unless the aggregate number of shares of Common Stock previously issued under the Company's restricted stock bonus plan plus the aggregate number of shares of Common Stock subject to options previously granted under such plans during that portion of the fiscal year of the Company ending on the date of the proposed issuance exceeds 1,000,000 shares; or (ii) any issuance, sale or other transfer of Capital Stock or any reorganization or other transaction if: (A) the excess of (1) the Existing Losses on the date of the proposed transaction over (2) the Unrealized Built-in Gain (as hereinafter defined) of the Company Group on such date, does not exceed $25,000,000; (B) the aggregate principal amount of Indebtedness outstanding under the Senior Credit Agreements on the date of the proposed transaction does not exceed $50,000,000; (C) an Ownership Change would result in a Section 382 Limitation (as hereinafter defined) that exceeds the lesser of (1) $40,000,000 or (2) 20% of the excess of the Existing Losses on the date of the proposed transaction over the Unrealized Built-in Gain of the Company Group; (D) the Holders of a majority in outstanding principal amount of the Securities ("Majority Holders") consent in writing to such issuance, sale, or other transfer of Capital Stock; or (E) the Board of Directors of the Company shall have determined, in its reasonable good faith judgment, that the inability of the Company Group to utilize any net operating losses as a result of such issuance, sale, transfer, reorganization or other transaction will not
(1) have a material adverse effect on the Company or (2) be materially adverse to the interests of the Holders.

            (c) As used in this Section 4.25, (i) "Company Group" means the affiliated group of corporations (as defined in section 1504(a) of the Code) of which the Company is the common parent; (ii) "Existing Losses" means the consolidated net operating loss carryovers (as defined in Treasury Regulation
Section 1.1502-21(b)(1)), and including, without limitation, any net operating loss carryover of a Loss Subsidiary incurred during a separate return limitation year as defined in Treasury Regulation Section 1.1502-l(f) of such Loss Subsidiary) of the Company Group on October 1, 1990, which, as of the date of a proposed transaction requiring a determination pursuant to clause (iv) of
Section 4.25(b), are available to offset taxable income of one or more members of the Company Group, with the amount of such Existing Losses being determined by assuming that the taxable year of the Company Group closes on the date of such proposed transaction; (iii) "Loss Subsidiary" means a domestic Subsidiary of the Company which, upon ceasing to be a member of the Company Group, would, under applicable Treasury Regulations, be allocated and apportioned all or part of those Existing Losses of the Company Group (if any) that are available to offset taxable income of the Company Group at the time the determination is required to be made; (iv) "Subsidiary Losses" means that amount (if any) of Existing Losses that would be allocable and apportionable, under applicable Treasury Regulations, to the so departing Loss Subsidiaries (determined by assuming that the taxable year of the Company Group terminates on the date of the determination), reduced by the amount (if any) of such Existing Losses that will be reattributed to the common parent of the Company Group in connection with the departure of the Loss Subsidiaries pursuant to applicable Treasury Regulations; (v) "Ownership Change" means an ownership change within the meaning of section 382(g) of the Code and the Treasury Regulations issued thereunder; (vi) "Unrealized Built-in Gain" means the lesser of (A) 34% of the book value of any inventory held by one or more members of the Company Group at the time of the proposed transaction, or (B) the amount of any net unrealized built-in gain with respect to the Company (or, if the determination of net unrealized built-in gain is made on a consolidated basis, the Company Group), as determined pursuant to section 382(h)(3) of the Code and the Treasury Regulations issued thereunder; and (vii) "section 382 Limitation" means either
(A) an annual section 382 limitation (as defined in section 382(b)(1) of the Code) applicable to the Company Group as a consequence of an Ownership Change on the date of the proposed transaction under scrutiny, or (B) if such annual limitation is not required to be determined on a consolidated basis, the sum of the amount of all such limitations applicable to all members of the Company Group as a consequence of an Ownership Change on the date of the proposed transaction under scrutiny; provided, however, that if a determination of the section 382 Limitation is required to be made before the issuance of sufficient guidance from the United States Internal Revenue Service or United States Treasury Department as to the computation of the annual section 382 limitation applicable to consolidated groups, it shall be assumed that such limitation is required to be computed on a consolidated basis.

            (d) The initial determination of whether an Ownership Change will occur hereunder shall be made by the Company, in the exercise of its reasonable judgment. However, if a determination (as defined in section 1313(a) of the Code) or other non-appealable determination by the United States Internal Revenue Service or a court of competent jurisdiction is later made that an issuance, sale or other transfer of Capital Stock, or a reorganization or other transaction, has resulted in an Ownership Change with respect to the Company, and if such Ownership Change is not permitted under the preceding terms and provisions of this Section 4.25, then such Ownership Change shall constitute a violation of this Section 4.25.

            (e) No later than 10 days after an issuance, sale, transfer, reorganization or other transact on (other than an issuance, sale, transfer, reorganization, or other transaction described in clause (i), (ii), (iii) or
(iv)(B) of Section 4.25(b)) that might result in a departure from the Company Group of, or Ownership Change with respect to, a Loss Subsidiary or in an Ownership Change with respect to the Company (any such issuance, sale, transfer, reorganization or other transaction being hereinafter referred to in this paragraph as a "Determination Event"), the Company shall notify the Trustee and the Holders of its initial determination with respect to such Determination Event, as required by Section 4.25(d), which notification need not be in writing. However, within 10 days after delivery to the Company of the written request of the Trustee or of the Holders of a Majority in outstanding principal amount of the Securities (which written request shall be made within 10 days after the Company's notification to the Trustee and the Holders), the Company shall provide the requesting party or parties with a written description of its initial determination with respect to the Determination Event or Determination Events described in the request. Such written description of the Company's initial determination shall set forth, in reasonable detail, (i) all of the relevant facts and circumstances surrounding each such Determination Event, (ii) all of the calculations undertaken by the Company in arriving at the conclusion reached by the Company with respect to each such Determination Event, and (iii) a discussion of the relevant legal authorities relied on by the Company in arriving at its conclusion.

                                   ARTICLE 5

                             SUCCESSOR CORPORATION

SECTION 5.01.     When Company or Subsidiary May Merge, etc.

            The Company will not, and will not permit any of its Subsidiaries to, in a single transaction or a series of related transactions, consolidate with or merge with or into or sell, assign, transfer or lease all or substantially all of its properties and assets as an entirety to any person, unless:

            (1) the Company or such Subsidiary, as the case may be, shall be the continuing person, or the person (if other than the Company or Subsidiary) formed by such consolidation or into which the Company or Subsidiary is merged or to which the properties and assets of the Company or Subsidiary substantially as an entirety are transferred (A) shall be a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia and (B) in the case of any transaction involving the Company, shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Securities and this Indenture and shall expressly assume all the obligations of the Company under the Purchase Agreement, the Warrant Agreement, the Registration Rights Agreement, any agreements entered into by the Company to effectuate the provisions of Sections 4.12 and/or 4.23 (the "Security Interest Agreements"), and any agreements entered into by the Company to effectuate the provisions of Section 4.24 hereof (the "Guarantee Agreements") and (C) in the case of any transaction involving a Subsidiary of the Company, any agreements entered into by such Subsidiary to effectuate the terms of Section 4.12 and/or 4.23 hereof (the "Subsidiary Security Interest Agreements") and any Contingently Issuable Guarantees issued by it;

            (2) immediately before and immediately after giving effect to such transaction, no Event of Default and no Default shall have occurred and be continuing;

            (3) immediately after giving effect to such transaction the Consolidated Tangible Net Worth of the surviving entity (in the case of such a transaction involving the Company) or of the Company (in the case of such a transaction involving a Subsidiary) is no less than the Company's Consolidated Tangible Net Worth immediately before such transaction;

            (4) immediately after giving effect to such transaction, the surviving entity (in the case of such a transaction involving the Company) or the Company (in the case of such a transaction involving a Subsidiary) shall have the ability to incur, under the provisions of
         Section 4.08(a) hereof, at least $1 of Indebtedness; and

            (5) the Company shall deliver to the Trustee an Officers' Certificate and an Opinion of Counsel each stating that such consolidation, merger, transfer or lease, and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with Section 5.01 and that all conditions precedent in the Indenture relating to such transaction have been satisfied.

            Notwithstanding the foregoing, (i) any Subsidiary of the Company with a Consolidated Net Worth greater than zero may consolidate with, merge into or transfer all or substantially all of its properties and assets to the Company; (provided that in connection with such transactions, no consideration (other than common stock in the surviving or transferee corporation, as the case may be) shall be issued or distributed to the stockholders of the Company), and (ii) any Subsidiary of the Company may consolidate with, merge into or transfer all or substantially all of its properties and assets to any Wholly Owned Subsidiary or Subsidiaries of the Company.

SECTION 5.02.     Successor Corporation Substituted.

            Upon any consolidation or merger or any transfer of all or substantially all of the assets of the Company in accordance with Section 5.01, the successor corporation formed by such consolidation or into which the Company is merged or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor corporation had been named as the Company herein.

                                   ARTICLE 6

                              DEFAULT AND REMEDIES

SECTION 6.01.     Events of Default.

            An "Event of Default" occurs if:

            (1) the Company defaults in the payment of interest on any Securities (other than interest included in Fully Accreted Value) when the same becomes due and payable and the default continues for a period of 15 days whether or not such payment shall be prohibited by the provisions of Article 9 hereof; provided, however, that if (i) this Indenture has been qualified under the TIA and (ii) at least 50% of the aggregate principal amount of the Securities are no longer Restricted Securities, then a default in the payment of interest shall not constitute an Event of Default until and unless said default continues for a period of 30 days;

            (2) the Company defaults in the payment of the Fully Accreted Value of or premium, if any, with respect to any Security when the same becomes due and payable at maturity, upon redemption, in connection with any Offer, 4.08 Offer, Change of Control Offer, Asset Sale Offer, Stock Sale Offer or Free Cash Flow Offer pursuant to

         Section 4.07, 4.08, 4.18, 4.19 or 4.22, respectively, or otherwise, whether or not such payment shall be prohibited by the provisions of
         Article 9 hereof;

            (3) the Company fails to observe or perform any covenant, condition or agreement on the part of the Company to be observed or performed in Section 4.03, 4.07, 4.08, 4.18, 4.19, 4.20, 4.21, 4.22,
         4.23, 4.24 or 5.01 of this Indenture; provided that to the extent such failure of the Company relates only to the procedures of making an offer to purchase Securities pursuant to Section 4.07, 4.08, 4.18, 4.19 or 4.22, such failure is reasonably likely to have a material adverse effect on the Holders;

            (4) the Company fails to observe or perform any of its other covenants, conditions or agreements on the part of the Company to be observed or performed pursuant to the terms of this Indenture or the Securities and the failure to observe or perform continues for the period and after the notice specified below;

            (5) (i) the Company or any Subsidiary of the Company fails to pay when due principal of or interest on Indebtedness of the Company or such Subsidiary of the Company with an aggregate principal amount of $5,000,000 or more or (ii) there occurs a default or defaults on Indebtedness of the Company or any Subsidiary of the Company, which results in the acceleration of the maturity of Indebtedness with an aggregate principal amount of $5,000,000 or more;

            (6) the Company or any Subsidiary of the Company pursuant to or within the meaning of any Bankruptcy Law:

                   (A) commences a voluntary case or proceeding for relief as a debtor under any Bankruptcy Law,

                   (B) consents to the entry of an order for relief against it in an involuntary case or proceeding,

                   (C) applies for, consents to or acquiesces in the appointment of or taking of possession by a Custodian of it or for all or substantially all of their respective property,

                   (D) makes a general assignment for the benefit of its creditors,

                   (E) consents to or acquiesces in the institution of a bankruptcy or an insolvency proceeding against it,

                   (F) admits in writing its inability to pay its debts as they become due, or

                   (G) takes any corporate action in furtherance of or to facilitate, conditionally or otherwise, any of the foregoing;

            (7) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                   (A) is for relief against the Company or any Subsidiary of the Company, in an involuntary case or proceeding,

                   (B) appoints a Custodian of the Company or any Subsidiary of the Company, or for all or substantially all of its properties, or

                   (C) orders the liquidation of the Company or any Subsidiary of the Company;

         and in each case the order or decree remains unstayed and in effect for 60 days;

            (8) final judgments for the payment of money, which judgments in the aggregate exceed $5,000,000 not adequately covered by insurance, reserved against or bonded for by a responsible bonding authority having a Consolidated Net Worth of at least $25,000,000, shall be rendered against the Company or any Subsidiary of the Company by a court of competent jurisdiction and shall remain undischarged for a period (during which execution shall not be effectively stayed) of 60 days after the date on which any period for appeal has expired and all rights of appeal have been denied;

            (9) the Company fails to comply in any material respect with any of its agreements or covenants in the Security Interest Agreements or the Guarantee Agreements, or any Subsidiary of the Company fails to comply in any material respect with any of its covenants or agreements in any Contingently Issuable Guarantee issued to the Holders pursuant to the terms of Section 4.24 or any Subsidiary Security Interest Agreement.

            (10) (A) the Company fails to comply in any material respect with any of its agreements or covenants in the Purchase Agreement or the Registration Rights Agreement, (B) any persons nominated for election to the Company's Board of Directors at the direction of holders of the Warrants pursuant to Section 12(b) of the Warrant Agreement shall not be elected at any meeting of shareholders for the election of directors, or (C) any of the Company's representations and warranties contained in the Purchase Agreement shall not have been true and correct in all material respects at the time made; provided, however, that if (i) this Indenture has been qualified under the TIA and (ii) at least 50% of the aggregate principal amount of the Securities are no longer Restricted Securities then this clause (10) shall be of no further force and effect; or

            (11) the Company or any of its Subsidiaries shall (A) fail to comply in any material respect with any Environmental Law, or (B) enter into or otherwise become subject to any consent, settlement decree, agreement or other arrangement with a Government Authority, or any judgment, order or decree shall be entered against the Company or any of its Subsidiaries, based on or arising out of any violation of any Environmental Law, and the resulting cost or liability of any of the foregoing to the Company or any of its Subsidiaries reasonably could be expected to have (individually or in the aggregate) a material adverse effect on the condition (financial or otherwise), operations, businesses or properties of the Company and its Subsidiaries taken as a whole.

            The term "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

            A Default under clause (4), (9) or (10) is not an Event of Default until the trustee notifies the Company in writing, or the Holders of at least 25% in aggregate principal amount of the outstanding Securities notify the Company and the Trustee in writing of the Default, and the Company does not cure the Default within 30 days after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default". Such notice shall be given by the Trustee if so requested in writing by the Holders of at least 25% in aggregate principal amount of the outstanding Securities. When a Default under any of the above clauses is cured within such 30-day period, it ceases.

            Subject to the provisions of Sections 7.01 and 7.02, the Trustee shall not be charged with knowledge of any Default or Event of Default unless written notice thereof setting forth the nature of such Default or Event of Default shall have been given or delivered to a Trust Officer at the Corporate Trust Office of the Trustee by the Company, the Paying Agent, any Holder or an agent of any Holder.

SECTION 6.02.     Acceleration.

            If an Event of Default (other than an Event of Default with respect only to the Company or any Significant Subsidiary specified in clause (6) or
(7) of Section 6.01) occurs and is continuing, the Trustee may, by written notice to the Company and the Bank Agent, or the Holders of at least 25% in aggregate principal amount of the outstanding Securities may, by written notice to the Company, the Trustee, the Senior Note Trustee and the Bank Agent, and the Trustee shall, upon the written request of such Holders, declare the Fully Accreted Value of and other accrued interest on all the Securities then outstanding (if not then due and payable) to be due and payable on the earlier of (i) the date on which an acceleration of the maturity of the Indebtedness outstanding under the Revolving Credit Facility or the Senior Notes occurs or
(ii) five days after receipt of such notice by the Senior Note Trustee and the

Bank Agent (the "Acceleration Date"). After any such declaration, all unpaid Fully Accreted Value of and other accrued interest on all the Securities to the Acceleration Date shall become and be due and payable on the Acceleration Date; provided, however, that if an Event of Default is cured prior to the Acceleration Date, the acceleration shall be deemed rescinded and have no further force or effect.

            In addition, in the case of an Event of Default under clause (5) of
Section 6.01, if the acceleration of the Indebtedness giving rise to such Event of Default is waived or rescinded, as the case may be, in an amount sufficient to reduce such accelerated Indebtedness below the requisite monetary amount set forth in such clause (5) in accordance with the terms thereof within 30 days after the event which gave rise to a Default under such clause (5), then the acceleration pursuant to such clause (5) shall be deemed rescinded and have no further force and effect, and such Event of Default shall thereby be cured. If an Event of Default specified in clause (6) or (7) of Section 6.01 occurs with respect to the Company or any Significant Subsidiary, all unpaid Fully Accreted Value of and other accrued interest on the Securities then outstanding shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholder. In the case of any Event of Default pursuant to the provisions of Section 6.01 occurring by reason of any willful action or omission by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if such action which resulted in the Event of Default would not have occurred, such premium shall also become and be immediately due and payable to the extent permitted by law. Upon payment of such Fully Accreted Value and other interest, any interest payable on overdue payments of Fully Accreted Value or other interest hereunder, and all other obligations under this Indenture or the Securities, including its obligations under Section 7.07, all of the Company's obligations under the Securities and this Indenture shall terminate.

            The Holders of 66 2/3% in the aggregate principal amount of the Securities then outstanding by written notice to the Trustee and the Company may rescind an acceleration if (i) all existing Events of Default, other than the non-payment of the Fully Accreted Value of the Securities which has become due solely by such declaration of acceleration, have been cured or waived, (ii) to the extent the payment of such interest is lawful, interest on overdue Fully Accreted Value and overdue installments of other interest, which has become due otherwise than by such declaration of acceleration, has been paid, (iii) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction, (iv) all payments then due to the Trustee and any predecessor Trustee under Section 7.07 have been made and (v) in the event of the cure or waiver of a Default under clause (5) of Section 6.01, the Trustee shall have received an Officers' Certificate and an Opinion of Counsel that such Default has been cured or waived. Anything herein contained to the contrary notwithstanding, in the event of any acceleration pursuant to this
Section 6.02, the Company shall not be obligated to pay any premium which it would have had to pay if it had then elected to redeem the Securities pursuant to the terms of the Securities, except as provided in the first paragraph of this Section 6.02.

SECTION 6.03.     Other Remedies.

            If an Event of Default occurs and is continuing and the Holders are entitled to payment as a result of acceleration, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal or interest (including interest comprised of the excess of Fully Accreted Value over the principal amount on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

            The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

SECTION 6.04.     Waiver of Past Defaults.

            Subject only to the provisions of Sections 6.07 and 10.02 hereof, the Holders of 66 2/3% in aggregate principal amount of the outstanding Securities by notice to the Trustee may waive an existing Default or Event of Default and its consequences except a Default in payment of Fully Accreted Value, premium, if any, or other interest on any Security as specified in clauses (1) and (2) of Section 6.01. When a Default or Event of Default is waived, it is cured and ceases.

SECTION 6.05.     Control by Majority.

            Subject to the Trustee's rights under Section 7.01(d), the Holders of a majority in aggregate principal amount of the outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee; provided, however, that:

            (1) such direction shall not be in conflict with any rule of law or with this Indenture;

            (2) the Trustee shall not determine that the action so directed would be unjustly prejudicial to the rights of any Holder not taking part in such direction;

            (3) the Trustee shall have the right to decline to follow any such direction if the Trustee, being advised by counsel, determines that the action so directed may not lawfully be taken or if a Trust Officer in good faith shall determine that the proceedings so directed would involve it in personal liability; or

            (4) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

SECTION 6.06.     Limitation on Remedies.

            Except as provided in Section 6.02 or 6.07 of this Indenture, a Securityholder may not pursue any remedy with respect to this Indenture or the Securities unless:

            (1) the Holder gives to the Trustee written notice of a continuing Event of Default;

            (2) the Holders of at least 25% in aggregate principal amount of the outstanding Securities make a written request to the Trustee to pursue the remedy;

            (3) such Holder or Holders offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

            (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

            (5) during such 60-day period the Holders of 25% in aggregate principal amount of the outstanding Securities do not give the Trustee a direction which, in the opinion of the Trustee, is inconsistent with the request.

            A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over such other Securityholder.

SECTION 6.07.     Rights of Holders To Receive Payment.

            Subject only to the provisions of Section 6.02 and Article 9 hereof, notwithstanding any other provision of this Indenture, the right of any Holder of a Security to receive payment of principal of and interest (including interest comprised of the excess of Fully Accreted Value over the principal amount) on the Security, on or after the respective due dates expressed in the Security, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

SECTION 6.08.     Collection Suit by Trustee.

            If an Event of Default in payment of Fully Accreted Value, premium, if any, or other interest specified in clause (1), (2) or (3) of Section 6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of Fully Accreted Value, premium, if any, and other accrued interest remaining unpaid, together with, to the extent that payment of such interest is lawful, interest on overdue Fully Accreted Value and premium, if any, and interest on overdue installments of other interest, in each case at the Default Rate and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09.     Trustee May File Proofs of Claim.

            The Trustee may file such proofs of claim and other papers or documents, and take such other actions including participation as a member, official or otherwise of any committee of creditors, as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Securityholders allowed in any judicial proceeding relative to the Company (or any other obligor upon the Securities), its creditors or its property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Securityholder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Securityholders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under Section 7.07. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceeding.

SECTION 6.10.     Priorities.

            If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

            first: to the Trustee and any predecessor Trustee for amounts due under Section 7.07;

            second: to holders of Senior Indebtedness of the Company to the extent required by Article 9;

            third: to Securityholders for amounts due and unpaid on the Securities for Fully Accreted Value, premium, if any, and other interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for Fully Accreted Value, premium, if any, and other interest, respectively; and

            fourth: to the Company or as a court of competent jurisdiction may direct.

            The Trustee, upon prior written notice to the Company, may fix a record date and payment date for any payment to Securityholders pursuant to this Section 6.10.

SECTION 6.11.     Undertaking for Costs.

            In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by Holders of more than 10% in aggregate principal amount of the outstanding Securities.


                                   ARTICLE 7

                                    TRUSTEE

SECTION 7.01.     Duties of Trustee.

            (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of its own affairs.

            (b)   Except during the continuance of an Event of Default:

            (1) the Trustee need perform only those duties as are specifically set forth in this Indenture and no others and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

            (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions, which by any provision of this Indenture are required to be furnished to the Trustee, and conforming to the requirements of this Indenture; however, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

            (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

            (1) this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

            (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

            (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

            (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers unless it receives indemnity satisfactory to it for the repayment of such funds or against such risk or liability.

            (e) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (d) of this Section 7.01.

            (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

            (g) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, note or other paper or document, but the Trustee in its discretion may make such further inquiry or investigation into such facts or matters as it may see fit, and if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled on reasonable prior notice to the Company to examine the books, records and premises of the Company, personally or by agent or attorney during the Company's normal business hours; provided that the Trustee shall, and shall cause its agents to, hold in confidence all such information except to the extent disclosure may be required by law and except to the extent that the Trustee, in its sole judgment, may determine that such disclosure is consistent with its obligations hereunder.

SECTION 7.02.     Rights of Trustee.

            Subject to Section 7.01:

            (a) the Trustee may rely on any document reasonably believed by it to be genuine and to have been signed or presented by the proper person; the Trustee need not investigate any fact or matter stated in the document;

            (b) before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel, which shall conform to Section 11.05 hereof; the Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Certificate or Opinion;

            (c) the Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care;

            (d) the Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided that the Trustee's conduct does not constitute gross negligence; and

            (e) the Trustee may consult with counsel of its own choosing and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

SECTION 7.03.     Individual Rights of Trustee.

            The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. The Trustee, in its individual capacity, shall be entitled to all of the rights and privileges otherwise contained in this Indenture with respect to any Indebtedness which is senior to the Indebtedness created by this Indenture which the Trustee may, at any time, hold, irrespective of the time of the acquisition or disposition of the Senior Indebtedness, to the same extent as any other holder of Senior Indebtedness would be entitled pursuant to the terms of this Indenture, and no other section of this Indenture is to be construed to deprive the Trustee, in its individual capacity, of any rights which it might have as a holder of such Senior Indebtedness which, but for the fact that the Trustee is serving as Trustee hereunder, would be senior to the Indebtedness created hereby. Any Agent may do the same with like rights. However, the Trustee is subject to Sections 7.10 and 7.11.

SECTION 7.04.     Trustee's Disclaimer.

            The recitals contained herein and in the Securities, except the certificates of authentication and any such recitals relating to the Trustee, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representation as to the validity or sufficiency of this Indenture or of the Securities. The Trustee shall not be accountable for the use or application by the Company of Securities or the proceeds thereof.

SECTION 7.05.     Notice of Defaults.

            If a Default or an Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Securityholder notice of the Default or Event of Default within 90 days after the Trustee has knowledge of such Default or Event of Default. Except in the case of a Default or an Event of Default in payment on any Security, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interest of Securityholders.

SECTION 7.06.     Reports by Trustee to Holders.

            Within 60 days after each May 1 beginning with the May 1 following the date on which this Indenture becomes subject to the TIA, the Trustee shall mail to each Securityholder a report dated as of such May 1 that complies with TIA Section 313(a). The Trustee also shall comply with VIA S 313(b), if this Indenture becomes subject to the TIA.

            A copy of each report at the time of its mailing to Securityholders shall be mailed to the Company and, commencing at the time this Indenture is qualified under the TIA, filed with the SEC and each stock exchange, if any, on which the Securities are listed.

            The Company shall promptly notify the Trustee in writing if the Securities become listed on any national securities exchange.

SECTION 7.07.     Compensation and Indemnity.

            The Company shall pay to the Trustee from time to time reasonable compensation for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances incurred or made by it, except any such disbursement, expense or advance as may be attributable to the Trustee's negligence or bad faith. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents, accountants, experts and counsel.

            The Company shall indemnify the Trustee for, and hold it harmless against, any loss or liability or expense incurred by it, without negligence or bad faith on the Trustee's part, in connection with the administration of this trust and its duties hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through negligence or bad faith.

            To secure the Company's payment obligations in this Section, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee except money or property held in trust to pay principal of or interest on particular Securities.

            When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 6.01(6), (7) or (8), the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

            The Company's obligations under this Section 7.07 and any lien arising hereunder shall survive the resignation or removal of any Trustee, the discharge of the Company's obligations pursuant to Article Eight of this Indenture and/or the termination of this Indenture.

SECTION 7.08.     Replacement of Trustee.

            A resignation or removal of the Trustee and the appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section. The Trustee may resign by so notifying the Company in writing. The Holders of a majority in aggregate principal amount of the outstanding Securities may remove the Trustee by so notifying the Trustee in writing and may appoint a successor Trustee with the Company's written consent. The Company may remove the Trustee if:

            (1)   the Trustee fails to comply with Section 7.10;

            (2)   the Trustee is adjudged a bankrupt or an insolvent;

            (3) a receiver or other public officer takes charge of the Trustee or its property; or

            (4)   the Trustee becomes incapable of acting.

            If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the outstanding Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

            A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately thereafter, subject to the lien provided in Section 7.07, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, the resignation or removal of the retiring Trustee shall become effective and the successor Trustee shall have all the rights, powers and duties of the retiring Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Securityholder.

            If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in aggregate principal amount of the outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

            If any Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

            Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

SECTION 7.09.     Successor Trustee by Merger, etc.

            If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the resulting, surviving or transferee corporation or national banking association without any further act shall be the successor Trustee, to the extent such corporation or association complies with Section 7.10.

SECTION 7.10.     Eligibility; Disqualification.

            This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA
Section 310(b), including the optional provision permitted by the second sentence of TIA Section 310(b)(9); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Company are outstanding, if the requirements for such exclusion set forth in TIA
Section  310(b)(1) are met.

SECTION 7.11.     Preferential Collection of Claims Against Company.

            The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                                   ARTICLE 8

                             DISCHARGE OF INDENTURE

SECTION 8.01.     Termination of Company's Obligations.

            Subject to the terms of any Senior Indebtedness, the Company may terminate its obligations under the Securities, this Indenture, the Guarantee Agreements and the Security Interest Agreements, other than those obligations referred to in the immediately succeeding paragraph, and any Subsidiary of the Company obligated under outstanding Contingently Issuable Guarantees or any Subsidiary Security Interest Agreement, may terminate its obligations thereunder, if:

            (1)(a) all Securities previously authenticated and delivered (other than destroyed, lost or stolen Securities which have been replaced or paid or Securities for whose payment money or securities has theretofore been held in trust and thereafter repaid to the Company, as provided in Section 8.03) have been delivered to the Trustee for cancellation; or

            (b)(i) the Securities mature within six months or all of them are to be called for redemption within six months under arrangements satisfactory to the Trustee for giving notice of redemption, and

                    (ii) the Company irrevocably deposits or causes to be deposited with the Trustee, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, as trust funds in trust solely for the benefit of the Holders for that purpose, money or direct non-callable obligations of, or non-callable obligations guaranteed by, the United States of America for the payment of which guarantee or obligation the full faith and credit of the United States is pledged ("U.S. Government Obligations"), maturing as to principal and interest in such amounts and at such times as are sufficient without consideration of any reinvestment of such interest, to pay principal of and interest (including interest comprised of the excess of Fully

         Accreted Value over the principal amount) on the outstanding Securities to maturity or redemption as the case may be; provided that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to the payment of said principal and interest with respect to the Securities; and

            (2) the Company pays or causes to be paid all sums then payable by the Company hereunder and under the Securities; and

            (3) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for herein relating to the satisfaction and discharge of this Indenture have been complied with.

            Notwithstanding the foregoing paragraph, the Company's obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 4.01, 4.02, 4.10, 7.07, 7.08, 8.03
and 8.04 and Article V hereof (other than clauses (3) and (4) of Section 5.01) shall survive until the Securities are no longer outstanding. Thereafter, the Company's obligations in Sections 7.07, 8.03 and 8.04 shall survive.

            After any such irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Company's obligations under the Securities and this Indenture except for those surviving obligations specified above.

            The Company will pay any taxes or other expenses incurred by any trust created pursuant to this Article 8.

SECTION 8.02.     Application of Trust Money.

            The Trustee or Paying Agent shall hold in trust money or U.S. Government Obligations deposited with it pursuant to Section 8.01, and shall apply the deposited money and the money from U.S. Government Obligations in accordance with this Indenture to the payment of principal of and interest (including interest comprised of the excess of Fully Accreted Value over the principal amount) on the Securities. Money so held in trust, to the extent allocated for the payment of the Securities, shall not be subject to the provisions of Article 9 of this Indenture.

SECTION 8.03.     Repayment to Company.

            Subject to Section 8.01, the Trustee and the Paying Agent shall promptly pay to the Company upon request any excess money or U.S. Government Obligations held by them at any time and thereupon shall be relieved from all liability with respect to such money. The Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest (including interest comprised of the excess of Fully

Accreted Value over the principal amount) that remains unclaimed for two years; provided, however, that the Company shall, if requested by the Trustee or such Paying Agent, give the Trustee or such Paying Agent appropriate indemnification against any and all liability which may be incurred by it by reason of such payment; and provided, further, that the Trustee or such Paying Agent before being required to make any payment may, at the expense of the Company, cause to be published once in a newspaper of general circulation in the City of New York or mail to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein which shall be at least 30 days from the date of such publication or mailing any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Securityholders entitled to such money must look to the Company for payment as general creditors unless an applicable law designates another person.

SECTION 8.04.     Reinstatement.

            If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 8.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture, the Securities, the Guarantee Agreements and the Security Interest Agreements, and the obligations of any Subsidiary of the Company under any Contingently Issuable Guarantees and any Subsidiary Security Interest Agreements, shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.01 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Section 8.01; provided, however, that if the Company has made any payment of principal of or interest (including interest comprised of the excess of Fully Accreted Value over the principal amount) any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

                                   ARTICLE 9

                                 SUBORDINATION

SECTION 9.01.     Securities Subordinated to Senior Indebtedness.

            The Company, for itself and its successors, and each Holder, by its acceptance of Securities, agrees that, notwithstanding anything to the contrary in Sections 6.01 and 6.02 hereof, the payment of the principal of, interest on or any other amounts due on the Securities is subordinated in right of payment, to the extent and in the manner provided in this Article 9, to the prior payment in full of all Senior Indebtedness. Each Holder by its acceptance of the Securities authorizes and directs the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate, as between the holders of Senior Indebtedness and such Holder, the subordination provided in this Article 9.

            "Senior Indebtedness" means the principal of, interest (including, without limitation, interest at the contract rate relating to such Senior Indebtedness accruing after any proceeding or event referred to in clauses (6) and (7) of Section 6.01) on or any other amounts due with respect to any Indebtedness of the Company (other than, with respect to each of the Securities, any of the other Securities), whether outstanding on the date of this Indenture or thereafter created, incurred, assumed, guaranteed or in effect guaranteed by the Company (including all deferrals, renewals, extensions or refundings of, or amendment, modifications or supplements to, Indebtedness of the kind described in this clause) (i) incurred under or in respect of the Revolving Credit Facility (including, without limitation, any liability of the Company in respect of guarantees and letters of credit issued thereunder) and the Senior Notes, (ii) incurred in accordance with the provisions of Section
4.08 which by its terms is senior in right of payment to the Securities and
(iii) under Interest Swap Obligations in respect of any Senior Indebtedness. Notwithstanding anything to the contrary in the foregoing, however, Senior Indebtedness shall not include (a) Indebtedness or amounts owed for goods or materials purchased in the ordinary course of business, for compensation to employees, or for services, (b) Indebtedness of the Company to a Subsidiary or Affiliate of the Company, (c) the Exchange Debentures, (d) Subordinated Indebtedness, (e) Indebtedness existing prior to the Initial Issuance Date, (f) Indebtedness incurred in violation of Section 4.08 hereof and (g) Indebtedness which is not fully and adequately secured by any assets or properties of the Company; provided that Senior Indebtedness shall not cease to be fully and adequately secured merely because of the occurrence of an unforeseen diminution in the value of the collateral securing such Senior Indebtedness. For the purpose of this definition and the provisions of this Indenture, (i) Indebtedness outstanding under the Senior Credit Agreements (including any refinancing thereof with respect to which an Officers' Certificate referred to in clause (ii) below has been delivered (it being understood that any amendment, consent, waiver, modification, supplement, or extension of the Senior Credit Agreements does not constitute a refinancing so long as such action shall not permit an increase in the amounts outstanding or available for borrowing under the Revolving Credit Facility or an increase in the aggregate principal amount of the Senior Notes) is acknowledged to be fully and adequately secured at all times and (ii) any Indebtedness with respect to which the Company has, at the time of the incurrence of such Indebtedness, delivered an Officers' Certificate (which Officers' Certificate shall be conclusive, final and binding on the Holders and the Trustee and upon which the holder of such Senior Indebtedness shall be entitled to rely) to the Trustee certifying such Indebtedness as being fully and adequately secured at the time of incurrence and which is, by its terms, Senior Indebtedness, shall constitute Senior Indebtedness.

            The expressions "prior payment in full," "payment in full" and "paid in full" and any other similar term or phrase when used in this Article 9 with respect to Senior Indebtedness shall mean the payment in full of such Senior Indebtedness in cash or provision for such payment in cash or otherwise in a manner satisfactory to the holders of the Senior Indebtedness.

            This Article 9 shall constitute a continuing offer to all persons who, in reliance upon such provisions, become holders of, or continue to hold, Senior Indebtedness, and such provisions are made for the benefit of the holders of Senior Indebtedness, and such holders are made obligees hereunder and they and/or each of them may enforce such provisions to the extent and in the manner provided herein.

SECTION 9.02.     No Payment on Securities in Certain Circumstances.

            (a) No direct or indirect payment (in cash, property, securities, by set-off or otherwise) shall be made or agreed to be made on account of the principal of, premium (if any) or interest on the Securities, or in respect of any redemption, retirement, purchase or other acquisition of any of the Securities, and no Holder of any Security shall be entitled to receive any such payment (any of the foregoing payments or actions being referred to in this Section 9.02 as a "Payment"), on or after the occurrence of any default in the payment of principal or interest then due and payable in respect of any Senior Indebtedness (either at maturity, upon redemption, by acceleration or otherwise), unless and until such default has been waived or cured or all amounts then due and payable for principal of and interest on all Senior Indebtedness shall have been paid in full or provision therefor in cash, in Cash Equivalents, or in accordance with the terms of such Senior Indebtedness and the agreements, if any, under which such Senior Indebtedness was issued or created, shall have been made.

            (b)   The Company may not make any Payment if:

            (1) a default or event of default under any agreement governing Senior Indebtedness (other than a default or event of default relating to payment of principal or interest, either at maturity, upon redemption, by declaration or otherwise) has occurred and is continuing that permits the holders of such Senior Indebtedness to accelerate its maturity (whether or not such acceleration has occurred); and

            (2) the Company or the Trustee receives a notice of such default or event of default from (i) the holders of a majority of the outstanding principal amount of Indebtedness under the Senior Credit Agreements or (ii) any Representative of such holders; provided, however, that only one such notice shall be given effect within any period of 360 consecutive days; provided, further, that no more than one notice may be given with respect to any continuing default or event of default.

Notwithstanding the provisions of this Section 9.02(b), the Company may make Payments on the Securities when:

                  (A) all defaults and events of default referred to in such notice are cured or waived; or

                  (B) 179 days pass after such notice is given, with respect to such defaults and/or events of default so long as this Article 9 (including, without limitation, Section 9.02(a)) otherwise permits a Payment at that time.

            (c)   In the event that notwithstanding the provisions of this
Section 9.02 the Company shall make any Payment to the Trustee or any Holder of the Securities on account of the principal of or interest on the Securities after receiving notice (as aforesaid) of the happening of a default or event of default on Senior Indebtedness, then, unless and until such default or event of default shall have been cured or waived or shall have ceased to exist either due to the passage of time as aforesaid in Section 9.02(b)(2)(B) or otherwise, such payment (subject to the provisions of Sections 9.06 and 9.07) shall be held by the Trustee or such Holder, in trust for the benefit of, and, subject to Sections 9.06 and 9.07, shall be paid forthwith over and delivered to, the holders of Senior Indebtedness (pro rata as to each of such holders on the basis of the respective amounts of Senior Indebtedness then in default held by them) or their Representative, if any, as their respective interests may appear, for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all Senior Indebtedness in full in accordance with its terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

            The Company shall give prompt written notice to the Trustee of any default in the payment of principal of or interest on any Senior Indebtedness or a default which results in the acceleration of such Senior Indebtedness under any Senior Indebtedness or under any agreement pursuant to which Senior Indebtedness has been issued.

SECTION 9.03. Securities Subordinated to Prior Payment of All Senior Indebtedness on Dissolution, Liquidation or
                  Reorganization of Company.

            Upon any distribution or payment of assets or securities of the Company upon any dissolution, winding up, liquidation or reorganization of the Company of any kind or character (whether voluntary or involuntary, in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or otherwise):

            (a) the holders of all Senior Indebtedness shall first be entitled to receive payment in full (or to have such payment duly provided for) of the principal thereof and interest due thereon and other amounts due in connection therewith before the Holders are entitled to receive any payment or distribution of any assets (other than (i) securities of the Company, as reorganized, the payment of which is subordinated, at least to the extent provided in this Article 9 with respect to the Securities, to the payment of all indebtedness in the nature of Senior Indebtedness or (ii) Capital Stock of the Company) on account of the principal of or interest on the Securities;

            (b) any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Holders or the Trustee on behalf of the Holders would be entitled except for the provisions of this Article 9, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of the Company being subordinated to the payment of the Securities, shall be paid by the liquidating trustee or agent or other person making such payment or distribution directly to the holders of Senior Indebtedness or their Representative, if any (pro rata as to each such holder, Representative or trustee on the basis of the respective amounts of unpaid Senior Indebtedness held or represented by each), to the extent necessary to make payment in full of all Senior Indebtedness remaining unpaid except that Holders of the Securities shall be entitled to receive securities that are subordinated to Senior Indebtedness to at least the same degree as the Securities; and

            (c) in the event that notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of the Company being subordinated to the payment of the Securities, shall be received by the Trustee or the Holders or any Paying Agent (or, if the Company is acting as its own Paying Agent, money for any such payment or distribution shall be segregated or held in trust) on account of principal of or interest on the Securities before all Senior Indebtedness is paid in full, such payment or distribution (subject to the provisions of Sections 9.06 and 9.07) shall be received and held in trust for and shall be paid forthwith over and delivered to the holders of the Senior Indebtedness remaining unpaid or unprovided for or their Representative, if any (pro rata as to each of such holders on the basis of the respective amounts of Senior Indebtedness held by them), for application to the payment of such Senior Indebtedness until all such Senior Indebtedness shall have been paid in full, after giving effect to any concurrent payment or distribution or provision therefor to or for the holders of such Senior Indebtedness, except that Holders of the Securities shall be entitled to receive securities that are subordinated to Senior Indebtedness to at least the same extent as the Securities.

            The Company shall give prompt written notice to the Trustee of any dissolution, winding up, liquidation or reorganization of the Company or any assignment for the benefit of the Company's creditors.

SECTION 9.04. Securityholders To Be Subrogated to Rights of Holders of Senior Indebtedness.

            Subject to the payment in full of all Senior Indebtedness pursuant to this Article 9, the Holders of Securities shall be subrogated equally and ratably to the rights of the holders of Senior Indebtedness to receive payments or distributions of assets of the Company applicable to the Senior Indebtedness until all amounts owing on the Securities shall be paid in full, and for the purpose of such subrogation no such payments or distributions to the holders of Senior Indebtedness by or on behalf of the Company or by or on behalf of the Holders by virtue of this Article 9 which otherwise would have been made to the Holders shall, as among the Company, its creditors other than holders of the Senior Indebtedness and the Holders, be deemed to be payment by the Company to or on account of the Senior Indebtedness, it being understood that the provisions of this Article 9 are and are intended solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of Senior Indebtedness, on the other hand.

SECTION 9.05.     Obligations of the Company Unconditional.

            Nothing contained in this Article 9 or elsewhere in this Indenture or in any Security is intended to or shall impair, as among the Company, its creditors other than holders of the Senior Indebtedness and the Holders, the obligation of the Company, which is absolute and unconditional, to pay to the Holders the Fully Accreted Value of and other interest (including, to the extent lawful, any interest on overdue installments of interest) on the Securities as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Company other than the holders of Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or any Holders from exercising all remedies otherwise permitted by applicable law upon Default under this Indenture, subject to the rights, if any, under this Article 9 of the holders of Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy. Upon any distribution of assets of the Company referred to in this Article 9, the Trustee, subject to the provisions of Sections 7.01 and 7.02, and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding up, liquidation, reorganization or similar proceedings are pending, or a certificate of the liquidating trustee or agent or other person making any distribution to the Trustee or to the Holders, for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 9.

SECTION 9.06. Trustee and Paying Agent Entitled To Assume Payments Not Prohibited in Absence of Notice.

            The Trustee and Paying Agent shall not at any time be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee or the Paying Agent or the taking of any other action under this Article 9 by the Trustee unless and until the Trustee or the Paying Agent shall have received written notice thereof from the Company or from one or more holders of Senior Indebtedness or from any Representative there for and, prior to the receipt of any such written notice, the Trustee and Paying Agent, subject to the provisions of Sections 7.01 and 7.02, shall be entitled in all respects conclusively to assume that no such facts exist.

SECTION 9.07.     Application by Trustee of Monies Deposited With It.

            Subject to Article 8 and Section 4.16, any deposit of monies by the Company with the Trustee or any Paying Agent (whether or not in trust) for the payment of the principal of or interest on any Securities shall be subject to the provisions of Sections 9.01, 9.02, 9.03 and 9.04, except that, prior to the date on which by the terms of this Indenture any such monies may become payable for any purpose (including, without limitation, the payment of either the Fully Accreted Value of or the other interest on any Security), the Trustee shall not have received with respect to such monies the notice provided for in Section 9.06, then the Trustee or the Paying Agent shall have full power and authority to receive such monies and to apply the same to the purpose for which they were received. This Section shall be construed solely for the benefit of the Trustee and Paying Agent and nothing herein shall be construed to relieve any Holders from the duties imposed upon them under Section 9.03(c) with respect to monies received in violation of the provisions of this Article 9. The foregoing shall not apply if the Company acts as its own Paying Agent.

SECTION 9.08. Subordination Rights Not Impaired by Acts or Omissions of Company or Holders of Senior Indebtedness.

            No right of any present or future holders of any Senior Indebtedness to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms of this Indenture, regardless of any knowledge thereof which any such holder may have or be otherwise charged with. The holders of Senior Indebtedness may extend, renew, modify or amend the terms of the Senior Indebtedness or any security therefor and release, sell or exchange such security and otherwise deal freely with the Company, all without affecting the liabilities and obligations of the parties to the Indenture or the Holders. No provision in any supplemental indenture which modifies this Article 9 or otherwise affects the superior position of the holders of the Senior Indebtedness shall be effective against the holders of the Senior Indebtedness who have not consented thereto.

SECTION 9.09.     Securityholders Authorize Trustee To Effectuate
                  Subordination of Securities.

            Each Holder by its acceptance of Securities authorizes and expressly directs the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this
Article 9 and to protect the rights of the Holders pursuant to this Indenture and appoints the Trustee its attorney-in-fact for such purpose, including, in the event of any dissolution, winding up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of creditors or any other similar remedy or otherwise) tending towards liquidation of the business and assets of the Company, the immediate filing of a claim for the unpaid balance of its Securities in the form required in said proceedings and causing said claim to be approved. If the Trustee does not file a proper claim or proof of debt in the form required in such proceeding prior to 30 days before the expiration of the time to file such claim or claims, then the holders of Senior Indebtedness are hereby authorized to file an appropriate claim for and on behalf of the Holders. In the event of any such proceeding, until the Senior Indebtedness is paid in full in accordance with Section 9.03 (or adequate provision made for such payment), without the consent of the holders of a majority in aggregate principal amount outstanding of Senior Indebtedness, no Holder shall waive, settle or compromise any such claim or claims relating to the Securities that such Holder now or hereafter may have against the Company.

SECTION 9.10.     Right of Trustee and Paying Agent To Hold Senior
                  Indebtedness.

            The Trustee and the Paying Agent, in their individual capacities, shall be entitled to all of the rights set forth in this Article 9 in respect of any Senior Indebtedness at any time held by either of them to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall be construed to deprive the Trustee or the Paying Agent of any of its rights as such holder.

SECTION 9.11.     Article 9 Not To Prevent Events of Default.

            The failure to make a payment on account of Fully Accreted Value of or other interest (including any interest on overdue installments of interest and defaulted interest) on the Securities by reason of any provision of this
Article 9 shall not be construed as preventing the occurrence of an Event of Default under Section 6.01.

SECTION 9.12.     No Fiduciary Duty Created to Holders of Senior
                  Indebtedness.

            The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness by virtue of the provisions of this Article 9.

                                   ARTICLE 10

                      AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 10.01.    Without Consent of Holders.

            The Company, when authorized by a resolution of its Board of Directors, and the Trustee may amend or supplement this Indenture or the Securities without prior notice to or consent of any Securityholder:

            (1) to cure any ambiguity, omission, defect or in consistency; provided that such amendment or supplement does not adversely affect the rights of any Securityholder;

            (2)   to comply with Section 5.02;

            (3) to provide for uncertificated Securities in addition to or in place of certificated Securities; provided that the Trustee consents to such amendment;

            (4) to comply with any requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA, as contemplated by Section 10.03 or otherwise;

            (5) to provide for the issuance to the Holders of new public securities substantially identical to the Securities pursuant to a Registered Exchange Offer in accordance with the Registration Rights Agreement and to make any and all other changes herein to the extent necessary in connection with such Registered Exchange Offer, except to the extent any such change would be reasonably likely to materially adversely affect the Holders;

            (6) to add provisions to this Indenture, and to take such other further actions reasonably necessary, to effectuate the security interests in favor of the Securityholders contemplated by Sections
         4.12 and 4.23;

            (7) to add provisions to this Indenture, and to take such other further actions reasonably necessary, to effectuate the Contingently Issuable Guarantees in favor of the Securityholders contemplated by
         Section 4.24; or

            (8) to make any change that does not adversely affect the legal rights of any Securityholder hereunder.

SECTION 10.02.    With Consent of Holders.

            Subject to Sections 6.07 and without notice to the Securityholders, the Company, when authorized by resolution of its Board of Directors, and the Trustee may amend this Indenture (including Sections 4.07, 4.08, 4.19 and 4.22) or the Securities with the written consent of the Holders of 66 2/3% in aggregate principal amount of the Securities then outstanding, and the Holders of 66 2/3% in aggregate principal amount of the Securities then outstanding by written notice to the Trustee may waive future compliance by the Company with any provision of this Indenture or the Securities; provided, however, that any modification of or amendment to or waiver of future compliance with Section
4.03 shall only require the written consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding.

            Notwithstanding the foregoing provisions of this Section 10.02, without the consent of each Securityholder affected, an amendment or waiver, including a waiver pursuant to Section 6.04, may not:

            (a) reduce the percentage of principal amount of Securities whose Holders must consent to an amendment or waiver;

            (b) reduce the rates of or change the times for scheduled payments of interest on any Security or modify the manner of calculation of interest on any Security;

            (c) reduce the principal or Fully Accreted Value of or change the fixed maturity of any Security or alter the provisions with respect to optional or mandatory redemption pursuant to the terms of the Securities (including any provisions regarding a Change of Control Offer pursuant to Section 4.18, but not including any provisions regarding an Offer, a 4.08 Offer, an Asset Sale Offer or Stock Sale Offer, or a Free Cash Offer pursuant to Section 4.07, 4.08, 4.19 or
         4.22 respectively);

            (d) waive a default in the payment of the Fully Accreted Value of, premium, if any, or other interest on or redemption payment under the Securities with respect to any Security, except as provided for in
         Section 6.02;

            (e) make any Security payable in money or property other than that stated in the Security;

            (f)   make any change in this Section 10.02 or Section 6.04 or 6.07;

            (g) modify the provisions of Article 9 hereof in any manner adverse to the Holders; or

            (h) make the Fully Accreted Value of, premium, if any, or other interest on any Security payable with anything or in any manner other than as provided for in the Indenture and the Securities as in effect on the Initial Issuance Date.

            It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

            After an amendment or waiver under this Section becomes effective, the Company shall mail to the Holders of each Security affected thereby a notice briefly describing the amendment or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture. Except as otherwise provided in this Section, the Holders of a majority in aggregate principal amount of the Securities then outstanding may waive compliance in a particular instance by the Company with any provision of this Indenture or the Securities.

            After an amendment, supplement or waiver under this Section 10.02 or Section 10.04 becomes effective, it shall bind every Securityholder unless it makes a change described in any of the clauses (a) through (h) of this
Section 10.02, in which case, the amendment, supplement or waiver shall bind only each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security.

            The Company will not solicit, request or negotiate for or with respect to any proposed waiver or amendment of any of the provisions of this Indenture or the Securities unless each Holder (irrespective of the amount of Securities then owned by it) shall be informed thereof by the Company and shall be afforded the opportunity of considering the same for a period of not less than 5 Business Days and shall be supplied by the Company with a brief statement regarding the reasons for any such proposed waiver or amendment, a copy of the proposed waiver or amendment and such other information as such Holder shall reasonably request regarding such amendment or waiver to enable it to make an informed decision with respect thereto. Executed or true and correct copies of any waiver or amendment effected pursuant to the provisions of this Section 10.02 will be delivered by the Company to each Holder of outstanding

Securities within 30 days following the date on which the same are executed and delivered by the Holder or Holders of the requisite percentage of outstanding Securities. The Company will not, directly or indirectly, pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fees or otherwise, to any Holder as consideration for or as an inducement to the entering into by any Holder of any waiver or amendment of any of the terms and provisions of this Indenture unless such remuneration is offered, on the same terms, ratably, to all Holders of the Securities then outstanding who enter into any such waiver or amendment. The Company will not be obligated to compensate Holders of Securities who do not consent to any waiver or amendment within the period prescribed by the Company, even though a waiver or amendment (other than a waiver or amendment referred to in any of clauses (a) through (h) of the second paragraph of this Section 10.02), if approved by the Holders of the requisite principal amount of Securities in accordance with the foregoing provisions of this Section 10.02, would be binding on them.

            Nothing in this Section 10.02 shall be construed to limit the ability of a Holder to amend or modify, with the Trustee's consent, any of the terms of the Security held by such Holder in a manner which does not adversely affect any other Securityholder or any holder of any Senior Indebtedness.

SECTION 10.03.    Compliance With Trust Indenture Act.

            Every amendment of or supplement to this Indenture or the Securities shall be set forth in a supplemental indenture that complies with the TIA as then in effect.

SECTION 10.04.    Revocation and Effect of Consents.

            Until an amendment or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to his Security or portion of a Security. Such revocation shall be effective only if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective.

            The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then notwithstanding the last two sentences of the immediately preceding paragraph, those persons who were Holders at such record date (or their duly designated proxies), and only those persons, shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90-days after such record date unless consents from Holders of the aggregate principal amount of Securities required hereunder for such amendment, supplement or waiver shall also have been given and not revoked in such 90 day period.

SECTION 10.05.    Notation on or Exchange of Securities.

            If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder and the Trustee may place an appropriate notation on any Security thereafter authenticated. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms.

SECTION 10.06.    Trustee May Sign Amendments, etc.

            The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article 10 is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

SECTION 10.07     Conditions to Application of Indenture.

            The terms of this Indenture shall be applicable to the Securities as and from the date that the Company delivers a certification to the Trustee to the effect that the Senior Refinancing has been consummated. All the terms of the Original Indenture shall be applicable to the Securities until such date without reference to any amendment or supplement contained in this Indenture.

                                   ARTICLE 11

                                 MISCELLANEOUS

Section 11.01.   Trust Indenture Act Controls.

            If any provision of this Indenture limits, qualifies, or conflicts with another provision which is or would be required to be included in this Indenture by the TIA if this Indenture were qualified thereunder, the provision required by the TIA shall control.





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SECTION 11.02.    Notices.

            Any notice or communication shall be sufficiently given if in writing and delivered in person or mailed by first class mail addressed as follows:

            If to the Company:

                  Anacomp, Inc.
                  11550 North Meridian Street
                  P.O. Box 40888
                  Indianapolis, Indiana  46240

                  Attention:  Chairman

            With a copy to:

                  Cadwalader, Wickersham & Taft
                  100 Maiden Lane
                  New York, New York  10038

                  Attention:  Michael C. Ryan, Esq.

            If to the Trustee:

                  State Street Bank and Trust Company
                  Two International Place, 4th Floor
                  Boston, Massachusetts  02110

                  Attention:  Corporate Trust Office

            If to the Senior Note Trustee or to the Bank Agent, at its address initially specified in the Senior Note Indenture and the Revolving Credit Agreement, respectively, or such other address as may be specified to the Company from time to time by the Senior Note Trustee and/or the Bank Agent. The Company shall promptly notify the Trustee of any such new address.

            The Company or the Trustee by written notice to the other may designate additional or different addresses for subsequent notices or communications.

            Except as specified in TIA Section 313(c) with respect to notices to be sent to the persons specified therein, any notice or communication mailed to a Securityholder shall be mailed to him at his address as it appears on the Securities register maintained by the Registrar and shall be sufficiently given to him if so mailed within the time prescribed. Copies of any such communication or notice to a Holder shall also be mailed to the Trustee.





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


            Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. Except for a notice to the Trustee, which is deemed given only when received, if a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

SECTION 11.03.    Communications by Holders With Other Holders.

            Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and any other person shall have the protection of TIA Section 312(c).

SECTION 11.04.    Certificate and Opinion as to Conditions Precedent.

            Upon any request or application by the Company to the Trustee to take any action under this Indenture (included, but not limited to, actions under Section 5.01), the Company shall furnish to the Trustee:

            (1) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

            (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

SECTION 11.05.    Statements Required in Certificate or Opinion.

            Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

            (1) a statement that the person making such certificate or opinion has read such covenant or condition;

            (2) a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinions contained in such certificate or opinion are based;

            (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with;

            (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials; and

            (5) such additional information as the Trustee may reasonably request.

SECTION 11.06.    Rules by Trustee, Paying Agent, Registrar.

            The Trustee may make reasonable rules for action by or at a meeting of Securityholders. The Paying Agent or Registrar may make reasonable rules for its functions.

SECTION 11.07.    Governing Law.

            The laws of the State of New York shall govern this Indenture and the Securities without regard to principles of conflicts of law. The Trustee, the Company and the Securityholders agree to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Indenture or the Securities. Nothing herein shall affect the right of the Company, the Trustee or any Holder of Securities to serve process in any other jurisdiction.

SECTION 11.08.    No Adverse Interpretation of Other Agreements.

            This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 11.09.    No Recourse Against Others.

            A director, officer, employee or stockholder, as such of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Securityholder by accepting a Security waives and releases all such liability.

SECTION 11.10.    Successors.

            All agreements of the Company in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 11.11.    Duplicate Originals.

            The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 11.12.    Separability.

            In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and a Holder shall have no claim therefor against any party hereto.

SECTION 11.13.    Table of Contents, Headings, etc.

            The Table of Contents, Cross-Reference Table, and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

SECTION 11.14.    Benefits of Indenture.

            Nothing in this Indenture or in the Securities, express or implied, shall give to any person, other than the parties hereto and their successors hereunder, the holders of Senior Indebtedness and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.





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
                                  SIGNATURES

        IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.

                                    ANACOMP, INC.

                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:


                                    STATE STREET BANK AND TRUST COMPANY, TRUSTEE


                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:





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

                                                                      SCHEDULE 1

                                 Certain Assets

1.       Inventory in the ordinary course of business;

2. Real estate located at 5100 Patrick Henry Boulevard, Santa Clara, California; and

3. The 3480 Tape Cartridge Manufacturing Operations of the Company and its Subsidiaries.





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